Exhibit 10.31

ADDISON CIRCLE ONE

OFFICE LEASE AGREEMENT

BETWEEN

FSP ADDISON CIRCLE LIMITED PARTNERSHIP,

a Texas limited partnership

as

LANDLORD

and

CAROFFER, LLC,

a Delaware limited liability company

as

TENANT

Premises:

Suite 800

15601 Dallas Parkway

Addison, Texas

i

43.	Force Majeure	38
44.	Time of Performance	38
45.	Transfers by Landlord	39
46.	Commissions	39
47.	Effect of Delivery of This Lease	39
48.	Waiver of Warranties and Acceptance of Condition	39
49.	Merger of Estates	40
50.	Survival of Indemnities and Covenants	40
51.	Headings	40
52.	Entire Agreement; Amendments	40
53.	Exhibits	40
54.	Joint and Several Liability	41
55.	Multiple Counterparts	41
56.	OFAC and Anti-Money Laundering Compliance Certifications	41
57.	Financial Statements	41
58.	Tenant's Standing and Authority	42
59.	Conference Center	42
60.	Guaranty	42

ii

ADDISON CIRCLE ONE

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT ("Lease") is executed effective as of April 28, 2022 (the "Effective Date"), between FSP ADDISON CIRCLE LIMITED PARTNERSHIP, a Texas limited partnership ("Landlord"), and CAROFFER, LLC, a Delaware limited liability company ("Tenant").

W I T N E S S E T H:

1. Definitions. As used in this Lease, the following terms will have the meanings set forth below:

(a) "Additional Rent" means (i) Tenant's Allocated Share (as defined in Section 6(a)) of the costs of electricity consumed on each floor of the Building of which the Premises is a part (each, a "Building Floor"), plus (ii) Tenant's Share of costs of all electricity used in the Common Areas of the Building and Complex (in each case, as provided in Section 6(a)), plus (iii) Tenant's Share of Basic Operating Costs (as provided in Section 6(b)).

(b) "Allocated Share" has the meaning assigned to such term in Section 6.

(c) "Base Rental" means the following:

Lease Months	Annual Base Rental Rate Per RSF	Annual Base Rental	Monthly Installment	Other*
Months 1-3	$0.00	$0.00	$0.00	+ electric
Months 4-6	$0.00	$0.00	$0.00	+ electric/NNN
Months 7-14	$23.75	$734,183.75	$61,181.98	+ electric/NNN
Months 15-26	$24.50	$757,368.50	$63,114.04	+ electric/NNN
Months 27-38	$25.25	$780,553.25	$65,046.10	+ electric/NNN
Months 39-50	$26.00	$803,738.00	$66,978.17	+ electric/NNN
Months 51-62	$26.75	$826,922.75	$68,910.23	+ electric/NNN
Months 63-74	$27.50	$850,107.50	$70,842.29	+ electric/NNN
Months 75-86	$28.25	$873,292.25	$72,774.35	+ electric/NNN

* In addition to the above Base Rental, Tenant is required to pay for Tenant's Allocated Share of electricity costs for the Building Floor and Tenant's Share of electricity costs for the Building and the Complex (each as calculated pursuant to Section 6) during the entire Lease Term, including during the free rent period specified above. Commencing on the fourth (4th) lease month and for the remainder of the Lease Term, Tenant also will pay Tenant's Share of Basic Operating Costs (as calculated pursuant to Section 6).

(d) "Basic Operating Costs" has the meaning given to such term in Section 6.

(e) "Broker" means, together, CBRE, Inc., as tenant's broker and CBRE, Inc. and Cushman & Wakefield, together, Landlord's broker.

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(f) "Building" means the office building located upon the Property. The address of the Building is 15601 Dallas Parkway, Addison, Texas 75001.

(g) "Building Standard" means the level of service or type of equipment standard in the Building or the type, brand and/or quality of materials Landlord designates from time to time to be the minimum type, brand or quality to be used in the Building or the exclusive type, grade or quality of material to be used in the Building. Building Standard shall be commensurate with similar first-class office buildings in similar locations in the Market Area.

(h) "Business Day" means any day other than a Saturday, a Sunday, or a state or federal legal holiday in the State of Texas.

(i) "Commencement Date" means the earlier to occur of (i) December 1, 2022, or (ii) Substantial Completion of the Premises (as defined in the Tenant Improvements Agreement), or (iii) the date on which Tenant commences business operations from the Premises.

(j) "Common Areas" means all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building, including, but not limited to, tunnels, loading docks, walkways, sidewalks and driveways necessary for access to the Building, Parking Areas, Building lobbies, atriums, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators will be available only for tenants of the Building and others designated by Landlord), drinking fountains, equipment rooms, risers, and any such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas, including, but not limited to, any such areas so designated by Landlord on a single tenant floor of the Building.

(k) "Complex" means the Property, the Building and the Parking Areas.

(l) "Default Rate" means the lesser of (1) the rate of twelve percent (12%) per annum, and (2) the maximum rate of interest then permissible for a commercial loan to Tenant in the State of Texas.

(m) "Effective Date" means the date set forth in the initial paragraph of this Lease.

(n) "Guarantor" means CarGurus, Inc., a Delaware corporation.

(o) "Guaranty" means any guaranty of the obligations and liabilities of Tenant arising under this Lease, executed by Guarantor to and for the benefit of Landlord, as the same may be amended, modified, supplemented or restated from time to time.

(p) "Initial Improvements" means those improvements to the Premises which Tenant elects to construct in the Premises in accordance with the Tenant Improvements Agreement.

(q) "Landlord Related Party" means any officer, director, partner, member, employee, agent or contractor of Landlord.

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(r) "Lease Term" means the term commencing on the Commencement Date and ending eighty-six (86) months thereafter, plus any partial month at the beginning of the Lease Term, as such may be extended as provided in Exhibit H.

(s) "Lease Year" means a period of twelve (12) consecutive calendar months with respect to each subsequent Lease Year. The first Lease Year will begin on the 1st day of the month following the Commencement Date unless the Commencement Date occurs on the 1st day of a month, in which event the first Lease Year will begin on the Commencement Date.

(t) "Market Area" means the North Dallas Tollway office submarket of the Dallas, Texas, metropolitan area, located south of the Sam Rayburn Tollway (formerly S.H. 121) and north of Interstate 635.

(u) "Normal Business Holidays" means New Year's Day, Memorial Day, July 4th (Independence Day), Labor Day, Thanksgiving and Christmas Day and any other day which will be recognized by office tenants generally (excluding federal or state banking institutions) as a national holiday on which employees are not required to work.

(v) "Normal Business Hours" for the Building means 7:00 a.m. to 6:00 p.m. on Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, exclusive of Normal Business Holidays.

(w) "Office Portion of the Parking Garage" means that portion of the Parking Garage designated by Landlord, from time to time, to be the portion of the Parking Garage dedicated for use by tenants of the Building.

(x) "Parking Areas" means those areas located upon the Property designated by Landlord, from time to time, to be parking areas (including, without limitation, the Office Portion of the Parking Garage).

(y) "Parking Agreement" means the Parking Agreement attached to this Lease as Exhibit E and incorporated herein by reference.

(z) "Parking Garage" means that certain 6 level parking garage located on the Property and servicing both the Building and the adjacent retail and residential buildings of the Addison Circle development.

(aa) "Premises" means the suite of offices, known as Suite No. 800, located upon the eighth floor of the Building and outlined on the floor plan attached to this Lease as Exhibit B and incorporated herein by reference.

(bb) "Property" means the land described in Exhibit A attached hereto and incorporated herein by reference.

(cc) "Rent" means, collectively, the Base Rental, Additional Rent, the amounts to be paid by Tenant pursuant to the Tenant Improvements Agreement, and all other sums of money becoming due and payable by Tenant to Landlord under this Lease.

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(dd) "Rentable Area" means (1) the "Usable Area" within any leased premises (i.e., the gross area enclosed by the surface of the exterior glass walls, the mid-point of any walls separating portions of the Premises from those of adjacent tenants, the slab penetration line of all walls separating such leased premises from Service Areas and the corridor side of walls separating such leased premises from Common Areas), plus (2) a pro rata part of the Common Areas and Service Areas within the Building, including the area encompassed by any columns or other structural elements which provide support to such leased premises and/or the Building, but excluding permanent vertical penetrations, such as fire stairs, elevator shafts, flues, pipe shafts and vertical ducts. The "Rentable Area" will be calculated in accordance with ANSI Z65.1-2010, Method B, as promulgated by the Building Owners and Managers Association (BOMA).

(ee) "Rentable Area of the Building" means (and is hereby deemed to be) 289,340 square feet of Rentable Area.

(ff) "Rentable Area of the Premises" means (and is hereby deemed to be) 30,913 square feet of Rentable Area, irrespective of whether the same should be more or less as a result of variations resulting from later re measurement or actual construction and completion of the Premises for occupancy.

(gg) "Rules and Regulations" means the rules and regulations for the Complex set forth on Exhibit C attached hereto and incorporated herein by reference, and the rules and regulations for the Parking Areas set forth in Section 5 of Exhibit E, and any rules and regulations that be adopted or altered by Landlord in accordance with Section 26 of Exhibit C.

(hh) "Security Deposit" means the sum of $93,511.83, such funds to be used by Landlord as described in Section 8, below.

(ii) "Service Areas" means those areas, spaces, facilities and equipment serving the Building (whether or not located within the Building), but to which Tenant and other occupants of the Building will not have access, including, but not limited to, service elevators, mechanical, telephone, electrical, janitorial and similar rooms and air and water refrigeration equipment.

(jj) "Sublease" and "Subleased Space" have the meanings assigned to such terms in Section 10 of this Lease.

(kk) "Taxes" means all taxes, assessments and governmental charges, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Complex or by others, subsequently created or otherwise and any other taxes, association dues and assessments attributable to the Complex or its operation, including taxes on Landlord attributable to revenues from the operation of the Complex, and fees and expenses of attorneys and ad valorem tax consultants which relate directly to the protest or reduction of such taxes, assessments and other governmental charges in respect of the Complex; excluding, however, federal and state income taxes, franchise taxes, inheritance, estate, gift, corporation, net profits or any similar tax for which Landlord becomes liable and/or which may be imposed upon or assessed against Landlord.

(ll) "Tenant Improvements Agreement" means the Tenant Improvements Agreement attached to this Lease as Exhibit D and incorporated herein by reference.

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(mm) "Tenant Related Party" means any officer, director, partner, employee, agent or contractor of Tenant.

(nn) "Tenant's Share" means 10.684%, which is the proportion which the Rentable Area of the Premises bears to the Rentable Area of the Building.

2. Lease Grant. Upon the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, which shall be delivered in as-is condition as of the Effective Date, and the non-exclusive right to use the Common Areas, subject to all of the terms and conditions of this Lease (including the Rules and Regulations). The Premises is currently vacant and Landlord will deliver possession of the Premises to Tenant upon the full execution of this Lease. The Premises are being leased by Landlord to Tenant in its "as-is" condition, subject to the terms of this Lease.

3. Lease Term; Acceptance of Premises.

(a) This Lease will continue in force during a period beginning on the Effective Date of this Lease (though the Lease Term will not commence and no Rent will accrue until the Commencement Date) and ending on the expiration of the Lease Term, unless this Lease is terminated early (pursuant to a right to so terminate specifically set forth in this Lease) or extended to a later date pursuant to any other term or provision hereof.

(b) On or about the Commencement Date, Landlord and Tenant will execute an Acceptance of Premises Memorandum confirming the Commencement Date and the acceptance by Tenant of the Premises.

4. Use. The Premises will be used solely for general office, administrative and other lawful purposes consistent with similar types of tenant users in office buildings, specifically including online motor vehicle/auto sales, and for no other purpose; provided, however, in no event may Tenant conduct vehicle retail sales or display vehicles from the Premises or Common Areas. Tenant will (i) lock the doors to the Premises and take other reasonable steps to secure the Premises and the personal property of all Tenant Related Parties and any of Tenant's transferees, contractors or licensees in the Common Areas and the Complex, from unlawful intrusion, theft, fire and other hazards; (ii) keep and maintain in good working order all security and safety devices installed in the Premises by or for the benefit of Tenant (such as locks, smoke detectors and burglar alarms); and (iii) cooperate with Landlord and other tenants in the Building on Building safety matters. Tenant acknowledges that Landlord is not a guarantor of the security or safety of Tenant, its employees and invitees or their property and that such security and safety matters are the responsibility of Tenant and the local law enforcement authorities.

5. Payment of Base Rental. Except as otherwise expressly provided in this Lease, the Base Rental will be due and payable to Landlord in advance in monthly installments on the first (1st) day of each calendar month during the Lease Term, at Landlord's address as provided on the signature page of this Lease or to such other person or at such other address as Landlord may from time to time designate in writing. Landlord may, at its option, bill Tenant for Base Rental, but no delay or failure by Landlord in providing such a bill shall relieve Tenant from the obligation to pay the Base Rental on the first (1st) day of each month as provided herein. Unless otherwise agreed by Landlord, all payments will be made either (i) via electronic funds transfer ("ETF") pursuant to the ETF

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account/routing information set forth on the signature page to this Lease (or such other ETF account/routing information as Landlord may designate by notice to Tenant from time to time) or (ii) in the form of a check, provided that payment by check will not be deemed made if the check is not duly honored with good funds. The Base Rental will be paid without notice, demand, abatement, deduction or offset, except as otherwise expressly provided in this Lease. If the Lease Term commences on other than the first (1st) day of a calendar month, then the Base Rental for such partial month will be prorated and paid at the rental rate applicable during the first full month of the Lease Term. Any such prorated Base Rental, plus the Base Rental for the first full month of the Lease Term, is being deposited with Landlord by Tenant contemporaneously with the delivery by Tenant to Landlord of an executed copy of this Lease and will be applied to the payment of Base Rental by Landlord for the appropriate periods without any further notice by Tenant. If the Lease Term commences or ends at any time other than the first day of a calendar year, the Tenant's Share of Basic Operating Costs shall be prorated for such year according to the number of days of the Lease Term in such year.

6. Electricity Costs; Basic Operating Costs; Taxes.

(a) Each floor of the Building is separately metered and Tenant's electricity costs will be determined based upon (i) the electricity consumed on each Building Floor during Normal Business Hours (and if the Premises ever includes less than a full Building Floor, such amount will be "grossed up" assuming 100% occupancy of each such Building Floor); and (ii) the electricity provided to the Common Areas within the Building and the remainder of the Complex. If Tenant does not occupy the entirety of any Building Floor, electricity costs will be apportioned to Tenant based upon the ratio (expressed as a percentage) of the Rentable Area of the Premises on such Building Floor to the total occupied Rentable Area of such Building Floor (such apportionment being referred to herein as Tenant's "Allocated Share"). So, by way of example only, if Tenant occupies 10,000 square feet of the Rentable Area of any Building Floor (assuming for ease of calculation that such Building Floor contains 30,000 square feet of Rentable Area) and such Building Floor is fully occupied, Tenant's Allocated Share will be 30% and Tenant will pay Tenant's Allocated Share of the electricity consumed on such Building Floor during Normal Business Hours. However, if Tenant occupies 10,000 square feet of the Rentable Area of any Building Floor (assuming for ease of calculation that such Building Floor contains 30,000 square feet of Rentable Area) and Tenant is the only occupant of such Building Floor, Tenant's Allocated Share will be 100% and Tenant will pay Tenant's Allocated Share of the electricity consumed on such Building Floor. If Landlord reasonably determines that Tenant will require, or is consuming, special lighting in excess of Building Standard or Miscellaneous Power (as defined in Section 9(a)(6) below) in excess of the Building Standard Electrical Design Load (as defined in Section 9(a)(6) below), (i) Tenant will be required to reimburse Landlord for the cost of any additional equipment, such as transformers, risers and supplemental air conditioning equipment, that Landlord's engineer reasonably deems necessary to accommodate such above standard consumption (without implying any obligation on the part of Landlord to accommodate such use), and (ii) Landlord may install separate sub-meters to all or a portion of the Premises, at Tenant's cost, and require all charges for the utilities separately sub-metered to the Premises to be billed to and paid directly by Tenant. If the Premises on any Building Floor is separately sub-metered, Landlord will make a corresponding adjustment to Tenant's electricity costs for such Building Floor (so that Tenant's electricity costs for such Building Floor will include only the cost of electricity for the portion of such Building Floor that is not sub-metered). Other than as

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specifically addressed in this Section 6(a), Landlord agrees to provide Tenant written notice of any decision or determination of Landlord to change the manner of billing for Tenant's electricity charges or of any action related to Tenant's consumption of electricity in excess of Building Standard, as addressed in this Section 6(a), promptly after such decision or determination by Landlord is made.

(b) In addition to Base Rental, Tenant will pay to Landlord, without any offset or deduction, Tenant's Share of Basic Operating Costs incurred by Landlord during any full or partial calendar year during the Lease Term. Prior to the commencement of each calendar year during the Lease Term beginning with calendar year 2023, Landlord may, at its option, provide Tenant with a then current estimate of Basic Operating Costs for the upcoming calendar year, and thereafter Tenant will pay, as additional rental, in monthly installments, the estimated Tenant's Share of Basic Operating Costs for the calendar year (or partial calendar year) in question. The failure of Landlord to estimate Basic Operating Costs and bill Tenant on monthly or annual basis shall in no event relieve Tenant of its obligation to pay Tenant's Share of Basic Operating Costs. In the event the Building is not at least ninety-five percent (95%) occupied during any year of the Lease Term (including the calendar year in which the Lease Term commences), the Basic Operating Costs shall be "grossed up" by increasing the variable components of Basic Operating Costs to the amount which Landlord projects would have been incurred had the Building been ninety-five percent (95%) occupied during such year, such amount to be annualized for any partial year, except that Taxes will be based upon annual assessments and will not be "grossed up" as other Basic Operating Costs.

(c) [reserve]

(d) On or before April 1 of each calendar year during Tenant's occupancy (including the calendar year following the year in which the Lease Term is terminated), or as soon thereafter as possible, Landlord will furnish to Tenant the following statements (together, the "Statement"): (i) a reasonably detailed statement showing Tenant's Allocated Share of costs of electricity for each Building Floor and Tenant's Share of costs of electricity for the Common Areas of the Building and Complex for the prior calendar year (or partial year, if the Commencement Date is on a date other than the first day of a calendar year), and (ii) a statement of Tenant's Share of Basic Operating Costs for the prior calendar year. In the event of an underpayment by Tenant because of any difference between (i) the Estimated Additional Rent for such calendar year collected by Landlord from Tenant, and (ii) the actual amount of Additional Rent for such calendar year, Tenant will pay to Landlord the amount of the underpayment within thirty (30) days after receipt of the Statement. In the event of an overpayment by Tenant because of any difference between (y) the Estimated Additional Rent collected by Landlord from Tenant for such calendar year, and (z) the actual amount of Additional Rent for such calendar year, Landlord will reimburse Tenant in the amount of such overpayment within thirty (30) days after receipt of the Statement. Any overpayment by Tenant during the last year of the then existing Lease Term will be refunded by Landlord to Tenant within thirty (30) days following the expiration of such Lease Term. Any underpayment by Tenant will be paid to Landlord within thirty (30) days after receipt by Tenant of an invoice therefor. The obligation to refund underpayments and overpayments will survive the expiration of this Lease.

(e) "Basic Operating Costs" means all direct and, to the extent provided in Section 6(e)(1), indirect costs and expenses incurred in each calendar year of operating, maintaining, repairing,

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managing and, to the extent specifically provided below, owning the Complex, including, without limitation, the following:

(1) Wages, salaries and other compensation of all employees engaged in the direct operation and maintenance of the Complex, employer's social security taxes, unemployment taxes or insurance and any other taxes which may be levied on such wages, salaries and other compensation, and the cost of medical, disability (including worker's compensation) and life insurance and pension or retirement benefits for such employees and costs of uniforms, training and similar, customary employee benefits; provided, however, with respect to employees engaged in the operation and maintenance of other buildings owned by Landlord (or an affiliate of Landlord), other than the Complex, such items will be fairly apportioned among all such buildings;

(2) Cost of leasing or purchasing all supplies, tools, equipment and materials (which are not capital in nature) used in the operation, maintenance, repair and management of the Complex;

(3) Cost of all utilities for the Complex (both interior and exterior), including, without limitation, the cost of water and power (other than electricity), sewage, telephone/internet, heating, lighting, air conditioning and ventilation for the Complex and recycling and trash removal;

(4) Cost of all maintenance and service agreements for the Complex and surrounding grounds, including, but not limited to, janitorial service, pest control, security service, equipment leasing, energy management system, landscape maintenance, alarm and life safety service, window cleaning, parking, metal finishing and maintenance of mechanical systems including elevators, HVAC, chillers, air handlers, water treatment/cooling tower, access controls, and costs for permit or license renewals and inspections;

(5) Cost of all insurance relating to the Complex, including, but not limited to, fire and extended coverage insurance and liability insurance applicable to the Complex and Landlord's personal property used in connection therewith, plus the cost of all deductible payments made by Landlord in connection therewith (but only to the extent not already deducted as a Basic Operating Cost);

(6) All Taxes;

(7) Cost of repairs and general maintenance for the Complex (excluding such repairs and general maintenance paid by insurance proceeds or by Tenant or other third parties);

(8) Costs of performing responsibilities allocable to Landlord's Premises and costs of contributions allocable to Landlord's Premises in connection with the common elements and operation of the Complex;

(9) Legal expenses incurred with respect to the Complex which relate directly to the operation of the Complex and which benefit all of the tenants of the Complex generally, such as legal proceedings to abate offensive activities or uses, but excluding legal expenses related to the collection of Rent, foreclosure or eviction proceedings, or to the sale, leasing or financing of the Complex and legal expenses related to the reduction of taxes which are deemed part of Taxes;

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(10) Fees for management services, whether provided by an independent management company, by Landlord or by any affiliate of Landlord, but only to the extent that the costs of such services do not exceed competitive costs for comparable services in comparable buildings of the class, type, size, age and location of the Building in the Market Area;

(11) Expenses incurred in order to comply with any federal, state or municipal law, code or ordinance, or regulation which was not promulgated, or which was promulgated but not in effect or applicable to the Complex, as of the Effective Date of this Lease; and

(12) Amortization of the cost of installation of capital investment items which (A) Landlord reasonably believes will either (i) reduce (or avoid increases in) Basic Operating Costs, or (ii) promote safety, or (B) may be required in order to comply with any federal, state or municipal law, code or ordinance, or regulation which was not promulgated, or which was promulgated but was not in effect or applicable to the Complex, as of the Effective Date of this Lease. All costs of such capital investment items will be amortized, together with an amount equal to interest at eight percent (8%) per annum, with the amortization schedule being determined in accordance with generally accepted accounting principles and in no event will the amortization period extend beyond the remaining useful life of the Building.

(f) Notwithstanding anything to the contrary in this Lease, Basic Operating Costs will not include any expenses or costs for the following items:

(1) Except as provided in Section 6(e)(12), costs that under generally accepted accounting principles are required to be classified as capital expenditures, and related amortization thereof;

(2) Except as provided in Section 6(e)(12), depreciation or amortization of the Building or its contents or components;

(3) Expenses for the preparation of space (including tenant finish out costs) or other similar type work which Landlord performs for any tenant or prospective tenant of the Building including permit, license and inspection costs incurred with respect to the installation of improvements within space within the Building leased to any tenant or prospective tenant (excluding, specifically, the Common Areas).

(4) Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including, but not limited to, marketing costs and leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building, including bad debt expenses, attorneys' fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Building;

(5) Except as provided in Section 6(e)(9), legal expenses;

(6) Interest, amortization or other costs associated with any mortgage, loan or refinancing of the Complex (except in connection with the financing of items which may be included

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in Basic Operating Costs) including amortization on any mortgages or any other debt instrument encumbering the Building or the Complex (including the land on which the Building is situated);

(7) Any ground rent incurred for the Complex;

(8) Costs of any items (including but not limited to, costs incurred by Landlord for the repair of damage to the Building) to the extent Landlord receives reimbursement from insurance proceeds or from a third party (which proceeds will be credited to Basic Operating Costs in the year in which received (unless received after end of term, then Landlord shall pay Tenant within thirty (30) days of receipt of funds by Landlord);

(9) The cost of any special services provided to other tenants of the Complex (but not to all tenants, generally) or any other amounts paid by Landlord for which Landlord is entitled to be reimbursed by such other tenants as an additional charge or rental over and above the Base Rental and Basic Operating Costs under the lease or any other agreement with such tenants of the Complex;

(10) Fines or penalties caused by violations by Landlord of any of the terms and conditions of this Lease or any other lease or other agreement relating to the Complex;

(11) Overhead and/or profit to any subsidiary or affiliate of Landlord (other than property management fees), or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies and/or materials exceed the costs that would have been paid had the services, goods, supplies or materials been provided by parties unaffiliated with Landlord, of similar skill, competence and experience;

(12) Organizational expenses associated with the operation of the entity that is Landlord (as distinguished from the costs of the operation, management, repair and accounting for the Complex); and

(13) Any political or charitable donations or contributions;

(14) Any art work in the Complex or replacing any of same;

(15) Any bad debt loss, rent loss or reserves for bad debts or rent loss;

(16) Costs related to the negotiation or renegotiation of any ground lease affecting the Complex including, legal and accounting fees, transfer and gains taxes and recording charges incurred in connection with any such ground lease;

(17) Costs, fines, interest, penalties, legal costs and costs of litigation incurred due to late payment by Landlord of any costs or expenses related to the Complex;

(18) Any compensation paid to clerks, attendants or other persons in commercial concessions (such as a snack bar, restaurant or newsstand, if any) operated by Landlord for a profit within the Complex; and

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(19) Costs of after-hours electricity provided to a tenant and for which Landlord is entitled to be reimbursed by such tenant as an additional charge under the lease with such tenant, whether or not Landlord in fact receives such reimbursement.

(g) If there exists any dispute as to the calculation of Tenant's Share of Basic Operating Costs (a "Dispute"), the events, errors, acts or omissions giving rise to the Dispute shall not constitute a breach or default by Landlord nor will Landlord be liable to Tenant, except as specifically provided below. If there is a Dispute, Tenant will so notify Landlord in writing within sixty (60) days after receipt of the Statement. Such notice shall specify the items in Dispute. Notwithstanding the existence of a Dispute, Tenant will timely pay the amount in dispute as and when required under this Lease, provided such payment shall be without prejudice to Tenant's position. Upon receipt of such payment, Landlord will thereafter provide Tenant with such supplementary information regarding the items in Dispute as may be reasonably requested by Tenant in an effort to resolve such Dispute; provided, however, that Landlord will not be required to provide any supplementary information to Tenant unless all sums shown to be due by Tenant on the Statement are paid in full. If Landlord and Tenant are unable to resolve such Dispute, such Dispute will be referred to a mutually satisfactory third party certified public accountant for final resolution, subject to the audit rights of Tenant contained in Section 6(h). The cost of such certified public accountant shall be paid by the party found to be least accurate (in terms of dollars in dispute). If a Dispute is resolved in favor of Tenant, Landlord will, within thirty (30) days thereafter, refund any overpayment to Tenant, together with interest from the time of such overpayment at ten percent (10%) per annum. The determination of such certified public accountant shall be final and binding, subject to the audit rights of Tenant contained in Section 6(h), and final settlement shall be made within thirty (30) days after receipt of such accountant's decision. If Tenant fails to dispute the calculation of Tenant's Share of Basic Operating Costs in accordance with the procedures and within the time periods specified in this Section 6(g), or request an audit of the Basic Operating Costs in accordance with the procedures and within the time periods specified in Section 6(h), the Statement will be considered final and binding for the calendar year in question.

(h) Tenant, at Tenant's expense, will have the right, no more frequently than once per calendar year, following thirty (30) days' prior written notice (such written notice to be given within sixty [60] days following Tenant's receipt of Landlord's Statement delivered in accordance with Section 6(d)) to Landlord, to audit Landlord's books and records relating to Basic Operating Costs for the immediately preceding calendar year only; provided that such audit must be concluded within ninety (90) days after Tenant's receipt of Landlord's Statement for the year to which such audit relates; and provided further that the conduct of such audit must not unreasonably interfere with the conduct of Landlord's business. Without limitation upon the foregoing, Tenant's right to audit Landlord's books and records will be subject to the following conditions

(1) No audit will be allowed unless Basic Operating Costs for the calendar year in question have increased by more than five percent (5%) over Basic Operating Costs for the immediately preceding calendar year;

(2) Such audit will be conducted during Normal Business Hours and at the location where Landlord maintains its books and records;

(3) Tenant will deliver to Landlord a copy of the results of such audit within ten (10) days after its receipt by Tenant;

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(4) No audit will be permitted if an Event of Default by Tenant has occurred and is continuing under this Lease, including any failure by Tenant to pay an amount in Dispute;

(5) Tenant will reimburse Landlord within ten (10) days following written demand for the cost of all copies requested by Tenant's auditor;

(6) Such audit must be conducted by an independent, nationally recognized accounting firm or a local accounting firm reasonably acceptable to Landlord that is not being compensated by Tenant on a contingency fee basis and which has agreed with Landlord in writing to keep the results of such audit confidential by executing and delivering to Landlord a confidentiality agreement in the form of Exhibit F attached to this Lease, such confidentiality agreement to also be signed and delivered to Landlord by Tenant;

(7) No subtenant will have the right to audit;

(8) If, for any calendar year, an assignee of Tenant (as permitted by this Lease) has audited or given notice of an audit, Tenant will be prohibited from auditing such calendar year, unless in the case of an audit having been noticed but not yet performed by such assignee, the assignee withdraws its audit notice, and, similarly, if Tenant has audited such calendar year or given such notice, the foregoing restrictions of this Section 6(h)(8) will apply to the assignee's right to audit; and

(9) Any assignee's audit right will be limited to the period after the effective date of the assignment.

Unless Landlord in good faith disputes the results of such audit, an appropriate adjustment will be made between Landlord and Tenant to reflect any overpayment or underpayment of Tenant's Share of Basic Operating Costs within thirty (30) days after delivery of such audit to Landlord. In the event of an overpayment by Tenant, within thirty (30) days following the delivery of such audit, Landlord will, if no Event of Default exists hereunder, make a cash payment to Tenant in the amount of such overpayment, or, if an Event of Default exists hereunder, credit such overpayment against delinquent Rent and make a cash payment to Tenant for the balance. In the event Landlord in good faith disputes the results of any such audit, the parties will in good faith attempt to resolve any disputed items. If Landlord and Tenant are able to resolve such dispute, final settlement will be made within thirty (30) days after resolution of the dispute. If the parties are unable to resolve any such dispute, any sum on which there is no longer dispute will be paid and any remaining disputed items shall be referred to a mutually satisfactory third party certified public accountant for final resolution. The cost of such certified public accountant will be paid by the party found to be least accurate (in terms of dollars in dispute). The determination of such certified public accountant shall be final and binding and final settlement will be made within thirty (30) days after receipt of such accountant's decision.

(i) Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions of this Lease for determining charges, amounts and rent payable by Tenant (including without limitation, payments of Additional Rent) are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS AMENDED FROM TIME TO TIME.

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7. Late Payments; Dishonored Checks.

(a) In the event any installment of Rent is not received within five (5) days after the date due (without in any way implying Landlord's consent to such late payment), Tenant, to the extent permitted by law, agrees to pay, in addition to said installment of Rent, a late payment charge equal to five percent (5%) of the installment of Rent due, it being understood that said late payment charge shall be for the purpose of reimbursing Landlord for the additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of late payments. Notwithstanding the foregoing, the late payment charge will increase to ten percent (10%) of the installment of Rent due if Tenant becomes responsible for a late payment charge more than twice during any consecutive twelve (12) month period. Such charge shall revert to five percent (5%) after Tenant has paid Rent for twelve (12) consecutive months without incurring a late charge. In the event of any such late payment(s) by Tenant, the additional costs and expenses so resulting to Landlord will be difficult to ascertain precisely and the foregoing charge constitutes a reasonable and good faith estimate by the parties of the extent of such additional costs and expenses. Acceptance of such late charge by Landlord will in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any other rights or remedies granted hereunder unless such default is otherwise cured within the time period provided in this Lease. Provided, however, it is agreed and understood that for the first instance of late payment during any 12-month period, no late charge shall be owed by Tenant provided Tenant pays the installment of Rent due within three (3) Business Days following written notice of same by Landlord.

(b) In addition to the late payment charge contained in Section 7(a), all Rent, if not paid within thirty (30) days of the date due, will, at the option of Landlord, and to the extent permitted by law, bear interest from the date due until paid at the Default Rate.

(c) If any check is tendered by Tenant and not duly honored with good funds, Tenant will, in addition to any other remedies available to Landlord under this Lease, pay Landlord a "NSF" fee of $100.00.

8. Security Deposit. The Security Deposit will be deposited with Landlord by Tenant upon full execution of this Lease by Landlord and Tenant. The Security Deposit will be held by Landlord, without liability for interest, as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit will not be considered an advance payment of Rent or a measure of Tenant's liability for damages in case of default by Tenant. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of Rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant will pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Landlord transfers its interest in the Project during the term of this Lease, Landlord shall assign the Security Deposit to the transferee and upon the written assumption by such transferee of liability for the Security Deposit, Landlord will have no further liability for the return of such Security Deposit. The Security Deposit shall be returned to Tenant within thirty (30) days after the expiration of the Lease Term and upon Tenant vacating the Premises in accordance with this Lease.

9. Services to be Furnished by Landlord.

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(a) So long as no Event of Default exists under this Lease, Landlord agrees to furnish Tenant the following services to the Building Standard:

(1) Facilities for hot and cold water at those points of supply provided for general use of other tenants in the Building and as necessary to service any kitchen facilities within the Premises approved by Landlord and provided solely for the use of Tenant and its employees, and central heat and air conditioning in season (the cost of such service to be paid by Tenant and other tenants of the Complex in accordance with Section 6(e)(3), and the cost of such service during other than Normal Business Hours to be paid as set forth in Section 9(a)(8)), during Normal Business Hours, at such temperatures and in such amounts as are considered to be standard for similar class office buildings within a three (3) mile radius of the Building (not to exceed existing Building design loads/capacity) or as required by governmental authorities (including energy conservation requirements).

(2) Routine maintenance for all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Landlord to be standard.

(3) Janitorial service, five (5) days per week, exclusive of Normal Business Holidays, pursuant to the building standard janitorial schedule as shown on Exhibit K, attached hereto, at a level comparable to that provided in similar class office buildings within a three (3) mile radius of the Building.

(4) All Building Standard lighting and ballast replacement in the Common Areas and the Service Areas.

(5) Access to the Building during Normal Business Hours and limited access during all other hours through the use of master entry cards and/or keys fobs. Tenant will receive no more than 155 master entry cards and/or key fobs for the Premises. Tenant will reimburse Landlord for the cost of each additional card and/or key fob and for each replacement card and/or key fob and for any card and/or key fob lost by or stolen from Tenant. Tenant agrees to surrender all master entry cards and/or key fobs in its possession upon the expiration or earlier termination of this Lease. Any lost cards and/or key fobs will be canceled. Landlord will have no liability to Tenant, its employees, agents, contractors, invitees, or licensees for losses due to theft or burglary (other than theft or burglary committed by employees of Landlord), or for damages done by unauthorized persons in the Premises or on the Complex. Tenant will cooperate fully in Landlord's efforts to control access in the Building and will follow all regulations promulgated by Landlord with respect thereto which are adopted in accordance with Exhibit C.

(6) Electricity and proper facilities to furnish (A) Building Standard lighting (which shall be defined as an average load of 0.82 watts per square foot of Rentable Area of the Premises multiplied by the number of Normal Business Hours in each month), and (B) sufficient electrical power for normal office machines and other machines of similar electrical consumption ("Miscellaneous Power"), provided that Tenant's Miscellaneous Power requirements shall not exceed eight (8) watts per square foot of Rentable Area of the Premises, of connected load or 0.82 watts per square foot of Rentable Area of the Premises of demand load multiplied by the number of Normal Business Hours in each month (as measured by one or more separate watt hour meters), or require a voltage greater than 120/208 volts 3 phase or require more than 500 watts for any piece of equipment (the "Building Standard Electrical Design Load").

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(7) Passenger elevator service in common with other tenants of the Building for ingress to and egress from the floor(s) upon which the Premises are situated, twenty four (24) hours a day, seven (7) days a week, and non-exclusive freight elevator service to the Premises during Normal Business Hours and at other times upon reasonable prior notice to Landlord and approval of the Building manager. Any passenger or freight elevator use shall be subject to the Rules and Regulations for the Building and shall be subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal Building operating systems.

(8) Heating and air conditioning during other than Normal Business Hours shall be furnished only upon the prior request of Tenant made in accordance with such procedures as are, from time to time, prescribed by the Building manager, and Tenant will bear the cost of such heating and air conditioning service at a rate equal to $65 per hour; provided, however, there will be a two (2) hour minimum charge when such service is requested and the after-hours HVAC rate may be adjusted, from time to time, to reflect increases in the costs incurred by Landlord in providing such service. In the event any other tenant within the same HVAC zone as the Premises also requests after hours heating or air conditioning during the same period as Tenant, Landlord will equitably allocate the cost thereof among all tenants within the same HVAC zone requesting such service.

(b) In the event Landlord agrees to provide any additional services at the specific request of Tenant, without implying any obligation on the part of Landlord to do so, the provision of such services shall, unless otherwise specifically agreed in writing, be subject to the availability of Building personnel, and, if the provision of any such service requires Landlord to incur any out of pocket cost, Tenant will reimburse Landlord for the cost of providing such service (plus an administrative charge equal to ten percent [10%] of such cost, plus applicable sales tax) within ten (10) days following receipt of an invoice from Landlord. Unless Landlord has agreed with Tenant to the contrary in writing, Landlord may discontinue the provision of such additional service at any time upon thirty (30) days advance written notice (or immediately upon the occurrence of an Event of Default).

(c) The unintentional failure by Landlord, to any extent, to furnish services required to be furnished by Landlord hereunder, or any cessation thereof, will not render Landlord liable in any respect for damages (including, without limitation, business interruption damages) to persons or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement set forth in this Lease. Should any of such services be interrupted, Landlord will use reasonable diligence to restore the same promptly, but Tenant will have no claim for rebate of Rent, damages or eviction on account thereof. Notwithstanding the foregoing, subject to Section 24 (Casualty Damage) and Section 25 (Condemnation), if any portion of the Premises becomes unfit for occupancy because Landlord fails to deliver any service required under this Section 9 for any period exceeding five (5) consecutive Business Days (excluding Normal Business Holidays) after receipt of notice of such failure from Tenant, and provided such failure is not caused by Tenant or any Tenant Related Party, Landlord will allow Tenant an equitable abatement of Rent (based on the severity of the interruption and the amount of space unfit for occupancy) effective from the sixth (6th) Business Day (excluding Normal Business Holidays) following the earlier to occur of (i) the date on which Tenant first provided Landlord with written notice of the interruption of such service, and (ii) the date on which Landlord first acquired

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actual knowledge of the interruption of such service, until such portion of the Premises is again fit for occupancy and such service is restored.

10. Graphics; Signage.

(a) Landlord will, at Tenant's sole cost, provide and install one (1) Building Standard identification sign on the front door of entrance to the Premises and add Tenant's name and suite number to the Building directory in the lobby (the "Base Building Signage"). Any other signage requested by Tenant in addition to the Base Building Signage will be subject to the prior approval of Landlord and the Town of Addison, and will be provided, constructed and installed by Landlord; provided, however, Tenant will reimburse Landlord for Landlord's cost of providing such service, plus an administrative charge equal to ten percent (10%) of Landlord's cost. All such additional signage shall be in the standard graphics for the Building and no others will be used or permitted without Landlord's prior written consent. Tenant and Landlord acknowledge that in connection with Tenant's use of the Premises, Tenant must comply with the signage requirements of Rule §215.140 ("Rule 215.140") of the Texas Administrative Code (43 Tex. Admin Code §215.140), a copy of which is attached hereto as Exhibit L and Landlord will not withhold its consent to the content of such signage required by said Rule 215.140. Unless required otherwise by Rule 215.140, as the same may be amended or modified in the future, any such signage will be limited to the floors of the Building in which Tenant occupies the full floor. Tenant, at its sole cost and expense, will remove all non-Building Standard signage (if such non-Building Standard signage was permitted by Landlord) upon the termination of this Lease and repair any damage caused by such removal.

(b) Reference is hereby made to that certain Sublease Agreement dated as of January 25, 2021, as amended by that certain First Amendment to Sublease Agreement dated as of February, 2022, and as consented to by Landlord dated March 9, 2022 (as amended, the "Sublease"), executed by Tenant and CYXTERA Management, Inc., a Delaware corporation ("Cyxtera"), pursuant to which Tenant subleases Suites 600 and 700 comprising 61,826 rentable square feet in the Building (the "Subleased Space") from Cyxtera. Cyxtera leased the Subleased Space from Landlord pursuant to that certain Office Lease Agreement dated September 29, 2017, as amended by that certain First Amendment to Office Lease Agreement dated December 28, 2018 (as amended, the "Underlying Lease," and together with the Sublease, the "Prime Lease"). Under the Prime Lease, Tenant has the right to certain signage located at the top of the Building, subject to the restrictions set for in that certain Consent to Sublease dated January 25, 2021, between Landlord, Tenant, and Original Tenant (the "Sublease Consent"). Landlord hereby waives its right to demand the removal of Tenant's crown signage (the "Crown Signage"), as set forth in Section 9 of the Sublease Consent, provided that no uncured Event of Default exists, and Tenant is occupying three (3) full floors of the Building. Landlord and Tenant agree that all other terms of the Sublease Consent are hereby ratified and unchanged.

11. Telecommunications.

(a) In the event that Tenant wishes to utilize the services of a telephone or telecommunications provider whose equipment is not servicing the Building as of the date of Tenant's execution of this Lease ("Provider"), such Provider will be required to obtain the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, before installing its lines or equipment within the Complex. In no event will the Provider be permitted to provide service to

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any occupant of the Complex other than Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

(b) Landlord's refusal to give its consent to the installation of lines or equipment by the Provider will be deemed reasonable unless all of the following conditions are satisfied to Landlord's satisfaction, the satisfaction of such conditions to be evidenced by a written agreement between Provider and Landlord or by any other means acceptable to Landlord in its reasonable judgment:

(1) Landlord will incur no expense whatsoever with respect to any aspect of Provider's provision of its services, including, without limitation, the costs of installation, materials, utilities (including the cost of any separate meters) and service;

(2) Prior to commencement of any work in or about the Building by Provider, Provider will supply Landlord with such written indemnities, insurance verifications, financial statements, and such other items as Landlord reasonably deems to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the Provider;

(3) Prior to the commencement of any work in or about the Building by the Provider, (i) Landlord and Provider will enter into Landlord's standard Riser and Telecommunication License Agreement, (ii) the Provider will agree to abide by the Rules and Regulations, the terms in the Riser and Telecommunications License Agreement applicable to the work and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building, and Landlord, including, without limitation, providing security in such form and amount as determined by Landlord and (iii) all communications and equipment installed by such Provider must be neatly organized and labeled by such Provider with Tenant's name and the suite number of the Premises;

(4) Landlord reasonably determines that there is sufficient space in the Building for the placement of all of the Provider's equipment and materials;

(5) The Provider is licensed and reputable; and

(6) The Provider agrees to compensate Landlord for space used in the Building for the storage and maintenance of the Provider's equipment and for all costs that may be incurred by Landlord in arranging for access by the Provider's personnel, security for Provider's equipment, and any other such costs as Landlord may reasonably expect to incur.

(c) Landlord's consent under this section shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of Provider.

(d) Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant will be ordered and utilized at the sole risk and expense of Tenant.

(e) Tenant agrees that, to the extent service by Provider is interrupted, curtailed, or discontinued, Landlord will have no obligation or liability with respect thereto and it will be the sole obligation of Tenant at its expense to obtain substitute service.

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(f) The provisions of this Section 11 may be enforced solely by the Tenant and Landlord, and are not for the benefit of any other party. No Provider will be deemed a third party beneficiary of this Lease.

12. Repair and Maintenance by Landlord. Except as provided in Section 14, Landlord will be responsible for the maintenance and repair of exterior and load bearing walls, floors (but not floor coverings), mechanical, electrical, plumbing and HVAC systems and equipment which are Building Standard (including periodic updates to Building Standard), the roof of the Building, the Common Areas (excluding restrooms located on any full floors leased by Tenant), the Service Areas and the Parking Areas. In no event will Landlord be responsible for the maintenance or repair of improvements made by or at the request of Tenant which are part of the Initial Improvements or not Building Standard. All requests for repairs must be submitted to Landlord in writing, except in the case of an emergency. Repairs and maintenance by Landlord pursuant to this Section 12 are included in Basic Operating Costs, except to the extent excluded by Section 6(e).

13. Maintenance by Tenant. Tenant will maintain the Premises in a clean and orderly condition and will not commit or allow any waste to be committed on any portion of the Premises. At the expiration or early termination of this Lease, Tenant will deliver up the Premises to Landlord in as good condition as at the Commencement Date, ordinary wear and tear and damage by fire or casualty loss (unless caused by Tenant) excepted.

14. Repairs by Tenant. Tenant will, at Tenant's cost, repair or replace any (i) damage to the Premises and equipment and improvements therein (including doors and door frames, interior windows and any kitchen equipment, such as dishwashers, sinks, refrigerators, ice machines, trash compactors and plumbing, HVAC, life safety and other mechanical systems related thereto ) that are constructed or installed by or at the request of Tenant as part of the Initial Improvements or that are not Building Standard; and (ii) any damage to the Complex, or any part thereof, caused by Tenant or any employee, officer, contractor, agent, subtenant, guest, licensee or invitee of Tenant (except that with respect to any such damage outside of the Premises or below floor coverings, above ceilings or behind walls or columns, such damage will be repaired by Landlord, and Tenant will reimburse Landlord for the cost of such repairs or replacements, plus an administrative charge equal to ten percent (10%) of the cost of such repairs or replacements). If Tenant fails to make such repairs or replacements within thirty (30) days after receipt of written notice from Landlord, Landlord may, at Landlord's option, make such repairs or replacements, and Tenant will reimburse Landlord for the cost of such repairs or replacements, plus an administrative charge equal to ten percent (10%) of the cost of such repairs or replacements. Reimbursement for all repairs performed by Landlord pursuant to this Section 14 shall be payable as additional Rent by Tenant to Landlord within ten (10) days following Tenant's receipt of an invoice from Landlord. Notwithstanding anything contained herein to the contrary, if any such damage is covered by Landlord's insurance, in whole or in part, Tenant's liability under this Section 14 shall be limited to the deductible payable by Landlord and any portion of the cost of repairing such damage not covered by Landlord's insurance. In connection with repairs or replacements made by Tenant, Tenant will provide Landlord with a copy of the contractor agreement regarding such repairs, copies of certificates of insurance evidencing contractor coverage satisfactory to Landlord, copies of "as built" plans and specifications and other information or documentation reasonably required by Landlord, including evidence of the lien free completion of such repairs or replacements.

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15. Alterations, Additions, Improvements.

(a) Tenant will make no alteration, change, improvement, replacement or addition to the Premises (collectively, "Alterations"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to interior Alterations which will not affect, in any way, the mechanical, electrical, plumbing, HVAC, structural and/or fire and life safety components of the Building ("Non Structural Alterations") and which do not exceed $30,000 in the aggregate or individually in any calendar year. Landlord will, within ten (10) Business Days following receipt of such request, notify Tenant in writing that Landlord either consents to the proposed Alterations or disapproves, in which case Landlord will set forth the reasons for its disapproval. Tenant may resubmit revised plans following a disapproval. Landlord will review and, within five (5) Business Days following receipt of such resubmission, notify Tenant in writing of Landlord's consent or further disapproval. In connection with its consent, Landlord will designate any portions of the approved Alterations which will be required to be restored at the end of the Lease Term ("Specialty Alterations"). Landlord may, at its option, require Tenant to submit plans and specifications to Landlord for approval prior to commencing any Alterations. All Alterations (other than Non Structural Alterations) will be performed by a contractor on Landlord's approved list (a copy of which may be obtained from the Building manager) or by the contractor that constructed the Initial Improvements. Landlord shall have the right to approve the architects, engineers, contractors and all subcontractors that will be performing any portion of the work for the Alterations. All Alterations will be done in a good and workmanlike manner and in compliance with all applicable laws and ordinances, including, but not limited to, Title III of The Americans With Disabilities Act of 1990 or any applicable local or state law regarding handicapped including Chapter 469 of the Texas Government Code and rule and regulations promulgated thereunder by the Texas Department of Licensing and Regulation (collectively, the "Disability Laws") and in accordance with Landlord's sustainability practices under any so-called green/LEED program(s) undertaken or maintained by Landlord. Tenant will require that any contractors used by Tenant carry a comprehensive liability (including builder's risk) insurance policy in such amounts as Landlord may reasonably require and provide proof of such insurance to Landlord prior to the commencement of any Alterations and Tenant will require that any contractors used by Tenant comply with such rules and regulations imposed by Landlord from time to time, including such rules and regulations related to so-called green/LEED program(s) undertaken or maintained by Landlord. TENANT WILL INDEMNIFY AND HOLD LANDLORD HARMLESS FROM, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM AND IN CONNECTION WITH ANY ALTERATIONS PERFORMED BY TENANT, UNLESS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY. All persons performing work in the Building at the request of Tenant will register with the Building manager prior to initiating any work. Upon completion of any Alterations, Tenant will provide Landlord with a copy of its building permit, final inspection tag and, if plans and specifications were required by Landlord, final "as built" plans and specifications, together with evidence of the lien free completion of such Alterations. Except for the Initial Improvements (which shall be governed by the Tenant Improvements Agreement), all Alterations now or hereafter placed or constructed on the Premises at the request of Tenant will be at Tenant's cost. If Landlord performs such Alterations on Tenant's behalf, the cost of such Alterations (plus a construction management fee equal to five percent

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[5%] of hard costs) will be payable as additional Rent by Tenant to Landlord within ten (10) days following Tenant's receipt of an invoice from Landlord.

(b) Upon the expiration or early termination of this Lease, Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided (1) such removal is made prior to the termination or expiration of the Lease Term; (2) Tenant is not then in default in the timely performance of any obligation or covenant under this Lease; and (3) Tenant promptly repairs all damage caused by such removal. All other property at the Premises, any Alterations to the Premises, and any other articles attached or affixed to the floor, wall, or ceiling of the Premises shall, immediately upon installation, be deemed the property of Landlord and shall be surrendered with the Premises at the termination or expiration of this Lease, without payment or compensation therefor. If, however, Landlord so requests in writing, Tenant will, at Tenant's sole cost and expense, prior to the termination or expiration of the Lease Term, (i) remove any and all trade fixtures, office supplies and office furniture and equipment placed or installed by Tenant in the Premises, and any non-Building Standard Alterations (other than the Initial Improvements) installed by Tenant or installed by Landlord at Tenant's request in the Premises and which Landlord designated as being subject to removal at the time of approval, and will repair any damage caused by such removal, (ii) remove all of Tenant's telecommunications equipment and racks, including removal from and above the ceiling of the Premises or from risers or other Common Areas of all cabling installed by Tenant or for the exclusive use of Tenant, and Tenant will promptly repair, at Tenant's expense, any damage caused by such removal, and (iii) remove any Specialty Alterations and restore the Premises to substantially the same condition as existed prior to Tenant's installation of such Specialty Alterations.

16. Laws and Regulations; Disability Laws; Building Rules and Regulations.

(a) Tenant, at Tenant's sole cost and expense, will comply with all current and future federal, state, municipal and other laws and ordinances applicable to the use of the Premises, the employees, agents, visitors and invitees of Tenant, and the business conducted in the Premises by Tenant, including, without limitation, all environmental laws and regulations; will not engage in any activity which would cause Landlord's fire and extended coverage insurance to be canceled or the rate increased (or, at Landlord's option, Landlord may allow Tenant to engage in such activity provided Tenant pays for any such increase in the insurance rate); and will not commit any act which is a nuisance or annoyance to Landlord or to other tenants in the Building or which might, in the reasonable judgment of Landlord, appreciably damage Landlord's goodwill or reputation, or tend to injure or depreciate the value of the Building. Without limiting the foregoing, Tenant will not place or permit to remain within the Premises any "hazardous materials" as such term is now or hereafter defined under applicable environmental laws, except cleaning supplies, copier toner or other similar type products commonly found in commercial office space, provided such items are properly labeled, stored and disposed of in accordance with all applicable governmental requirements. Notwithstanding the foregoing, nothing in this Section 16(a) will be construed as requiring Tenant to be responsible for any legal requirements applicable to the structural portions of the Premises, any restrooms within the Building (other than restrooms constructed by or at the special request of Tenant) or the Building Standard mechanical, electrical, plumbing or HVAC systems, unless the failure to comply with any such legal requirements is caused by Tenant or anyone acting for Tenant.

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(b) Tenant, at its sole cost, will be responsible for compliance with Disability Laws with respect to (1) the Premises, (2) the Initial Improvements, (3) all Alterations made to the Premises or any other acts of Tenant after the Commencement Date, (4) all requirements of Disability Laws that relate to the employer employee relationship or that are necessitated by the special needs of any employee, agent, visitor or invitee of Tenant and that are not required to be provided generally, including, without limitation, requirements related to auxiliary aids and graphics installed by or on behalf of Tenant (other than Base Building Signage), and (5) all requirements of Disability Laws that relate to private restrooms constructed by or at the special request of Tenant. Landlord, at its sole cost, will be responsible for compliance with Disability Laws with respect to the Common Areas and the Service Areas. Neither party will be in default under this Section 16(b) for its failure to comply with Disability Laws so long as the responsible party is either contesting in good faith, and by legal means, the enforcement of Disability Laws, or is undertaking diligent efforts to comply with Disability Laws.

(c) Tenant will cooperate fully with Landlord, at all times, in abiding by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services necessary for the operation of the Premises or the Complex and such other rules and regulations Landlord may prescribe in connection with any so-called green/LEED program(s) undertaken or maintained by Landlord, including, without limitation, surveys adopted by Landlord from time to time for the Building and maintaining and reporting utility consumption data in a format prescribed by Landlord. Landlord and its contractors will have free access to any and all mechanical installations in the Premises at all reasonable times upon prior written notice to Tenant (provided that no such notice or reasonable time requirement will be required in the case of emergency or to perform repairs or other services otherwise required by Landlord under this Lease), and Tenant agrees that there will be no construction of partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations. Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors will at any time tamper with, adjust or otherwise in any manner adversely affect Landlord's mechanical installations in the Premises or the Complex. Further, Tenant will not knowingly use or operate the Premises in any manner that will cause the Premises, Building or Complex or any part thereof not to conform with Landlord's sustainability practices or the certification of the Premises, Building or Complex issued pursuant to any so-called green/LEED program(s) undertaken or maintained by Landlord.

(d) Tenant will comply with the Rules and Regulations and will cause all of its agents, employees, contractors, invitees and visitors to do so. All changes to such Rules and Regulations will be sent by Landlord to Tenant in writing. Landlord will have no liability to Tenant or any other person for its failure to enforce the Rules and Regulations.

(e) Tenant, at its sole cost and expense, will regularly monitor the Premises for the presence of mold or any conditions that reasonably can be expected to give rise to mold, such as by way of example but not limitation, water damage, mold growth, repeated complaints of respiratory ailments or eye irritation by persons occupying the Premises or any notice from a governmental authority of complaints of indoor air quality at the Premises. If Tenant discovers the existence of any mold or conditions referred to above, Tenant will notify Landlord and retain an industrial hygienist or other professional mold consultant to conduct an inspection and prepare a report for Tenant and

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Landlord. If the inspection report concludes that mold is present in the Premises due to the fault of Tenant, Tenant, at its sole cost and expense, will hire a contractor that specializes in mold remediation to prepare a remediation plan for the Premises. If the inspection report concludes that mold is present in the Premises due in whole or in part to actions, omissions or negligence of Landlord, Landlord will be responsible for the cost of such inspection and the cost of remediation to the extent of Landlord's responsibility for the presence of mold at or within the Premises. Any remediation plan will be subject to the approval of Landlord, which approval will not be unreasonably withheld or delayed. Upon Landlord's approval of the plan, the contractor will promptly carry out the work contemplated in the plan in accordance with applicable laws. To the extent required by applicable state or local health or safety requirements, occupants and visitors to the Premises will be notified of the conditions and the schedule for the remediation. Landlord will have a reasonable opportunity to inspect the remediated portion of the Premises after completion of the remediation. The contractor performing the remediation will provide a written certification to Landlord and Tenant that the remediation has been completed in accordance with applicable laws. To the fullest extent allowable under applicable laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Property from and against any Claims in any manner relating to or arising out of any mold on the Premises to the extent resulting from the negligence, acts of failure to perform any obligations of Tenant pursuant to this Lease or any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant in connection with the remediation of any mold on the Premises.

(f) Landlord may, but is not obligated to, contest the amount or validity, in whole or in part, of any Taxes. If Taxes are reduced (or if a proposed increase is avoided or reduced) because Taxes are contested, Landlord may include in its computation of Basic Operating Costs, the costs and expenses incurred in connection with such contest, including without limitation reasonable attorney's fees, up to the amount of any Tax reduction obtained in connection with the contest or any Tax increase avoided or reduced in connection with the contest, as the case may be. Tenant has no right to protest any Tax and/or the appraised value of the Building determined by any taxing authority. Tenant hereby knowingly, voluntarily and intentionally waives and releases any right, whether created by law or otherwise, to (a) file or otherwise protest before any taxing authority any such rate or value determination even though Landlord may elect not to file any such protest; (b) receive, or otherwise require Landlord to deliver, a copy of any reappraisal notice received by Landlord from any taxing authority; and (c) appeal any order of a taxing authority which determines any such protest. The foregoing waiver and release covers and includes any and all rights, remedies and recourse of Tenant, now or at any time hereafter, under Section 41.413 and Section 42.015 of the Texas Tax Code (as currently enacted or hereafter modified) together with any other or further laws, rules or regulations covering the subject matter thereof. Tenant acknowledges and agrees that the foregoing waiver and release was bargained for by Landlord and Landlord would not have agreed to enter into this Lease in the absence of this waiver and release. If, notwithstanding any such waiver and release, Tenant files or otherwise appeals any such protest, then Tenant will be in default under this Lease and, in addition to Landlord's other rights and remedies, Tenant must pay or otherwise reimburse Landlord for costs incurred in contesting any Taxes. If, as a result of Tenant's tax appeal or protest, an increase in the value of the Complex occurs, then Tenant must pay Landlord, in addition to Tenant's Share of the costs incurred by Landlord in contesting such Taxes, an amount equal to the additional Taxes payable as a result of such increase, such amount to be calculated based upon the increase in value multiplied by the tax rate estimated to be in effect for each year during the balance

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of the Lease Term (and to the extent applicable, any extension of the Lease Term). Tenant's Share of Landlord's costs incurred in connection with contesting the Taxes must be paid by Tenant within five days following written demand by Landlord.

17. Entry by Landlord. Tenant agrees to permit Landlord and its employees, agents, contractors or representatives to enter into and upon any part of the Premises at reasonable hours upon reasonable prior notice (and in the case of emergencies at all times and without notice) to inspect the same, or to show the Premises to prospective purchasers, mortgagees, insurers or, during the last year of the Lease Term, to prospective tenants, or to clean or make repairs, alterations or additions thereto, and Tenant will not be entitled to any abatement or reduction of Rent by reason thereof. Landlord will use reasonable efforts to minimize any disruption to the conduct of Tenant's business by reason of any such entry. No notice shall be required with respect to entry by Landlord, or its employees, agents or contractors to perform janitorial services or for routine checks by Landlord's security personnel.

18. Assignment and Subletting.

(a) Tenant will not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Premises (any such assignment, sublease, mortgage, pledge, hypothecation, or grant of a concession or license being hereinafter referred to in this Section 18 as a "Transfer") without the prior written consent of Landlord and any attempt to effect a Transfer without such consent of Landlord will be void and of no effect. In order for Tenant to make a Transfer, Tenant must request in writing Landlord's consent at least thirty (30) days in advance of the date on which Tenant desires to make a Transfer and pay Landlord a $1,500.00 fee for reviewing such request (the "Review Fee"), which Review Fee is intended to reimburse Landlord for legal fees and expenses incurred by Landlord in connection with such review. Such request will include the name of the proposed assignee or sublessee, current financial information on the proposed assignee or sublessee and the terms of the proposed Transfer. Landlord will, within fifteen (15) days following receipt of such request, notify Tenant in writing that Landlord elects (1) to permit Tenant to assign or sublet such space in accordance with the terms provided to Landlord, or (2) to refuse consent to Tenant's requested Transfer and to continue this Lease in full force and effect as to the entire Premises. If Landlord fails to notify Tenant in writing of such election within said fifteen (15) day period, Landlord will be deemed to have elected option (2) above. If Landlord elects option (2) above, Landlord will return the Review Fee to Tenant. If Landlord elects to exercise option (1) above, Tenant agrees to provide, at its expense, direct access from any sublet space or concession area to a public corridor of the Building, and such other improvements, alterations or additions as may be required by applicable law. The prohibition against a Transfer contained herein shall be construed to include a prohibition against any Transfer by merger, sale of substantially all of the assets of Tenant, sale of a controlling interest in stock, or operation of law, but shall specifically exclude the sale of stock/equity interests on a national securities exchange and transfer of stock/equity interests for estate planning purposes Notwithstanding the foregoing, Tenant shall have the right, subject to Section 18(b), to assign this Lease or sublease all or part of the Premises (a "Transfer") to the following types of entities (each, a "Permitted Transferee") without the written consent of Landlord (each, a "Permitted Transfer"): (1) any person or entity who or which controls, is controlled by, or is under common control with the original Tenant executing this Lease; (2) any corporation in which or with which Tenant, or its

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corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of corporations, so long as Tenant's obligations hereunder are assumed by the corporation surviving such merger or created by such consolidation and, in either case, as long as the net worth of the proposed Permitted Transferee is equal to or greater than that of the original Tenant executing this Lease and, except in the case of merger or consolidation of the original Tenant, the original Tenant executing this Lease remains liable for all duties and obligations of Tenant under this Lease following such Permitted Transfer. The term "control" shall mean with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation, and with respect to a person or entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person or entity. Tenant will provide Landlord with written notice of any Permitted Transfer within ten (10) days after the Effective Date thereof.

(b) Notwithstanding that the prior express written consent of Landlord to a Transfer may have been obtained under the provisions of Section 18(a) or that such permission is not required, the following will apply to all Transfers (including Permitted Transfers):

(1) Tenant will, in the case of an assignment, cause the assignee to expressly assume in writing and to agree to perform all of the covenants, duties and obligations of Tenant hereunder, and such assignee will be jointly and severally liable therefor along with Tenant;

(2) Tenant will agree with Landlord that, except in the case of an Permitted Transfer, in the event that the rent or other consideration due and payable by a sublessee or assignee under any such permitted sublease or assignment exceeds the Rent for the portion of the Premises so transferred, then Tenant will pay to Landlord, as additional Rent, fifty percent (50%) of all such excess rental and other consideration (after having first deducted out-of-pocket costs incurred by Tenant in connection with such assignment or subletting, including all brokerage fees; advertising, design and/or architectural, marketing, accounting and reasonable legal expenses incurred in connection with such assignment or subleases or marketing the space generally; allowances, abated rent, similar concession payments, down-time, lease assumptions and other out-of-pocket inducements granted to the sublessee or assignee; and cost of improvements constructed in such assigned or subleased space for such assignee or sublessee which are paid for by Tenant), immediately upon receipt thereof by Tenant from such transferee;

(3) No usage of the Premises different from the usage herein provided to be made by Tenant will be permitted, and all of the terms and provisions of this Lease will continue to apply after a Transfer;

(4) Performance of all the covenants, duties and obligations of Tenant hereunder (including, without limitation, the obligation to pay Rent), and Landlord will be permitted to enforce the provisions of this Lease against the undersigned Tenant or any transferee, or both, without demand upon or proceeding in any way against any other persons. Landlord may collect Rent directly from the transferee and apply the net amount collected to the Rent reserved in this Lease, without the requirement of any consent or approval from Tenant; and

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(5) No Transfer may be made to any tenant or sublessee that occupies any space in the Building or has occupied any space in the Building within the preceding 12-month period or with whom Landlord has conducted negotiations to lease space in the Building within the preceding 6-month period.

(c) The consent by Landlord to a particular Transfer will not be deemed a consent to any other subsequent Transfer. If this Lease, the Premises or the Tenant's leasehold interest therein, or if any portion of the foregoing is transferred, or if the Premises are occupied in whole or in part by anyone other than Tenant without the prior consent of Landlord as provided herein, Landlord may nevertheless collect rent from the transferee or other occupant and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord will be deemed a waiver of the provisions hereof or a release of Tenant from the further performance by Tenant of its covenants, duties and obligations hereunder.

(d) For purposes of this Section 18, and in addition to any other reasonable grounds for denial, Landlord's consent to a Transfer will be deemed reasonably withheld if, in Landlord's good faith judgment, any one or more of the following apply: (i) the proposed transferee does not have the financial strength to perform the Tenant's obligations under this Lease unless Landlord approves, in its sole and absolute discretion, one or more other persons to guaranty the obligations of such proposed transferee and such persons execute and deliver to Landlord a guaranty in form acceptable to Landlord; (ii) the business and operations of the proposed transferee are not of comparable quality to the business and operations being conducted by other tenants in the Complex or may or will cause the Building or Complex or any part thereof not to conform with any so-called green/LEED program(s) undertaken or maintained by Landlord; (iii) the proposed transferee does not have a good business reputation in Landlord's reasonable discretion; (iv) the presence in the Premises of the proposed transferee would, in Landlord's reasonable judgment, impact the Building or the Complex in a negative manner; (v) if the subject space is only a portion of the Premises and the physical subdivision of such portion is, or would render the Premises, not regular in shape with appropriate means of ingress and egress and facilities suitable for normal leasing purposes, or is otherwise not readily divisible from the Premises; (vi) the Transfer would require alterations to the Building or the Complex to comply with applicable laws; (vii) the transferee is a government (or agency or instrumentality thereof); or (viii) an Event of Default exists under this Lease at the time Tenant requests consent to the proposed Transfer.

19. Mechanic's Liens. Tenant will not permit any mechanic's liens, materialmen's liens or other liens to be placed upon the Premises or the Complex for any work performed by or at the request of Tenant, or any assignee, sublessee or licensee of Tenant, and nothing in this Lease will be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's or other liens against the Premises or the Complex. In the event any such lien is attached to the Premises or the Complex and not discharged by payment, bonding or otherwise within thirty (30) days after receipt of written notice from Landlord, then, in addition to any other right or remedy of Landlord, Landlord may, but will not be obligated to, discharge the same. Any amount paid by Landlord for the aforesaid purpose will be paid by Tenant to Landlord on demand as

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additional Rent and will bear interest at the Default Rate from the date paid by Landlord until reimbursed by Tenant.

20. Property Insurance.

(a) Landlord will maintain a policy or policies of fire and extended property casualty coverage insurance on the portion of the Complex that is the property of Landlord, including Alterations by Tenant that have become the property of Landlord, in an amount equal to not less than ninety percent (90%) of the replacement cost. Such insurance will be maintained at the expense of Landlord (as a part of the Basic Operating Costs), and payments for losses thereunder will be made solely to Landlord or the mortgagees of Landlord as their interests shall appear. If insurance premiums for the Complex increase due to: (1) the Initial Improvements to the Premises in excess of Building Standard or any subsequent Alterations made by Tenant to the Premises (such Alterations to be made only in accordance with this Lease) or made by Landlord at Tenant's request, or (2) as a result of Tenant's use of the Premises, Landlord may elect to bill Tenant directly for such increased premiums rather than including such increased premiums in Basic Operating Costs, in which event, Tenant will pay as additional Rent, within ten (10) days of receipt, the amount shown on an invoice prepared by Landlord.

(b) Tenant will maintain a policy or policies of "all risk" extended coverage insurance on all of its personal property, including removable trade fixtures, office supplies and movable office furniture and equipment, located on the Premises, in an amount equal to full replacement cost and endorsed to provide that Tenant's insurance is primary in the event of any overlapping coverage with the insurance carried by Landlord. Such insurance will be maintained at the expense of Tenant and payment for losses thereunder will be made solely to Tenant or the mortgagees of Tenant (if permitted hereunder) as their interests shall appear. Tenant will, prior to occupancy of the Premises and at Landlord's request from time to time, provide Landlord with a current certificate of insurance evidencing Tenant's compliance with this Section 20. Tenant will obtain the agreement of Tenant's insurers to notify Landlord that a property insurance policy is due to be canceled or expire at least thirty (30) days prior to such cancellation or expiration.

21. Liability Insurance.

(a) Landlord will maintain a policy or policies of commercial general liability insurance covering the Complex, but excluding the Premises, insuring against claims for personal or bodily injury or death or property damage (including contractual indemnity and liability coverage) occurring upon, in or about the Complex, but excluding the Premises, affording protection to the limit of not less than $2,000,000.00 combined single limit per occurrence of bodily injury, property damage, or combination thereof. Such insurance will be maintained at the expense of Landlord (as a part of the Basic Operating Costs), and payments for losses thereunder will be made solely to Landlord or the mortgagees of Landlord as their interests shall appear. Landlord's insurance will contain an endorsement that Landlord's insurance is primary for claims arising out of an incident or event occurring within the Common Areas. Landlord's insurance will include coverage for the contractual liability of Landlord to indemnify Tenant pursuant to Section 22(b).

(b) In addition to the property insurance described above, Tenant will keep in force throughout the Lease Term, a policy or policies of commercial general liability insurance covering

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the Premises and Tenant's use thereof against claims for personal or bodily injury or death or property damage (including contractual indemnity and liability coverage) occurring upon, in or about the Premises, with the premiums thereon fully paid on or before the due date, issued by and binding upon an insurance company licensed to do business in the State of Texas and having an

A.M. Best Rating of "A VI" or better. Such insurance will provide minimum protection of not less than $2,000,000.00 combined single limit primary coverage per occurrence of bodily injury, property damage, or combination thereof. Tenant's insurance will contain an endorsement that Tenant's insurance is primary for claims arising out of an incident or event occurring within the Premises. Tenant's insurance will contain a provision naming Landlord (and any mortgagee designated by Landlord) as an additional insured and include coverage for the contractual liability of Tenant to indemnify Landlord pursuant to Section 22(a). Tenant also will keep and maintain in full force throughout the Lease Term insurance protecting against liability under worker's compensation laws with limits at least as required by statute. Tenant will, prior to occupancy of the Premises and at Landlord's request from time to time, provide Landlord with a current certificate of insurance evidencing Tenant's compliance with this Section 21. Tenant will obtain the agreement of Tenant's insurers to notify Landlord that a liability insurance policy is due to be canceled or expire at least thirty (30) days prior to such cancellation or expiration.

22. Indemnity.

(a) TENANT WILL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD AND LANDLORD RELATED PARTY FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEY'S FEES AND COSTS OF INVESTIGATION) OF ANY KIND, NATURE OR DESCRIPTION RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM: (1) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE PREMISES; OR (2) THE OPERATION OR CONDUCT OF TENANT'S BUSINESS WITHIN THE PREMISES (COLLECTIVELY, THE "CLAIMS"), EVEN IF THE CLAIM IS BASED ON THE JOINT OR COMPARATIVE NEGLIGENT ACTS OR OMISSIONS OF LANDLORD OR ANY LANDLORD RELATED PARTY. IF ANY SUCH CLAIM IS MADE AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY, TENANT WILL, AT TENANT'S SOLE COST AND EXPENSE, DEFEND SUCH CLAIM BY OR THROUGH ATTORNEYS REASONABLY ACCEPTABLE TO LANDLORD. The indemnity obligations of Tenant under this Section 22(a) will not apply to a claim arising out of the gross negligence or intentional misconduct of Landlord or any Landlord Related Party.

(b) LANDLORD WILL INDEMNIFY, DEFEND AND HOLD HARMLESS TENANT AND TENANT RELATED PARTY FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEYS' FEES AND COSTS OF INVESTIGATION) OF ANY KIND, NATURE OR DESCRIPTION RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM, (1) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE COMMON

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AREAS; OR (2) THE OPERATION OR CONDUCT OF LANDLORD'S BUSINESS WITHIN THE COMMON AREAS (COLLECTIVELY, THE "CLAIMS"), EVEN IF THE CLAIM IS BASED ON THE JOINT OR COMPARATIVE NEGLIGENT ACTS OR OMISSIONS OF TENANT OR ANY TENANT RELATED PARTY. IF ANY SUCH CLAIM IS MADE AGAINST TENANT OR ANY TENANT RELATED PARTY, LANDLORD WILL, AT LANDLORD'S SOLE COST AND EXPENSE, DEFEND SUCH CLAIM BY OR THROUGH ATTORNEYS REASONABLY ACCEPTABLE TO TENANT. The indemnity obligations of Landlord under this Section 22(b) will not apply to a claim arising out of the gross negligence or intentional misconduct of Tenant or any Tenant Related Party.

23. Waiver of Subrogation Rights. NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, TO THE EXTENT THAT AND SO LONG AS THE SAME IS PERMITTED UNDER THE LAWS AND REGULATIONS GOVERNING THE WRITING OF INSURANCE WITHIN THE STATE OF TEXAS, ALL INSURANCE CARRIED BY EITHER LANDLORD OR TENANT WILL PROVIDE FOR A WAIVER OF RIGHTS OF SUBROGATION AGAINST LANDLORD AND TENANT ON THE PART OF THE INSURANCE CARRIER. UNLESS THE WAIVERS CONTEMPLATED BY THIS SENTENCE ARE NOT OBTAINABLE FOR THE REASONS DESCRIBED IN THIS SECTION 23, LANDLORD AND TENANT EACH HEREBY WAIVE ANY AND ALL RIGHTS OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION AGAINST THE OTHER, ITS AGENTS, OFFICERS, OR EMPLOYEES, FOR ANY LOSS OR DAMAGE TO PROPERTY OR ANY INJURIES TO OR DEATH OF ANY PERSON WHICH IS COVERED OR WOULD HAVE BEEN COVERED UNDER THE INSURANCE POLICIES REQUIRED UNDER THIS LEASE. THE FOREGOING RELEASE WILL NOT APPLY TO LOSSES OR DAMAGES IN EXCESS OF ACTUAL OR REQUIRED POLICY LIMITS (WHICHEVER IS GREATER) NOR TO ANY DEDUCTIBLE (UP TO A MAXIMUM OF $10,000) APPLICABLE UNDER ANY POLICY OBTAINED BY THE WAIVING PARTY. THE FAILURE OF EITHER PARTY (THE "DEFAULTING PARTY") TO TAKE OUT OR MAINTAIN ANY INSURANCE POLICY REQUIRED UNDER THIS LEASE WILL BE A DEFENSE TO ANY CLAIM ASSERTED BY THE DEFAULTING PARTY AGAINST THE OTHER PARTY HERETO BY REASON OF ANY LOSS SUSTAINED BY THE DEFAULTING PARTY THAT WOULD HAVE BEEN COVERED BY ANY SUCH REQUIRED POLICY. THE WAIVERS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE WILL BE IN ADDITION TO, AND NOT IN SUBSTITUTION FOR, ANY OTHER WAIVERS, INDEMNITIES, OR EXCLUSIONS OF LIABILITIES SET FORTH IN THIS LEASE.

24. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant will give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that (i) substantial alteration or reconstruction of the Building shall, in the judgment of an independent architect selected by Landlord, be required (whether or not the Premises shall have been damaged by such fire or other casualty), or (ii) in the event any mortgagee under a first mortgage or first deed of trust covering the Building should require that the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt, or (iii) in the event of the occurrence of a casualty which is not insured under the "all risk" extended coverage insurance required to be carried by Landlord pursuant to the terms of Section 20, Landlord may, at

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its option, terminate this Lease by notifying Tenant in writing of such termination within fifteen (15) days after the date of Landlord's receipt of the estimated cost of reconstruction or determination by a mortgagee to take the proceeds in which event the Rent hereunder will be abated as of the date of such damage. If Landlord does not elect to terminate this Lease, Landlord will, as soon as practicable, but no more than ninety (90) days after the date of such damage, commence to repair and restore the Building and will proceed with reasonable diligence to restore the Building to substantially the same condition which it was in immediately prior to the occurrence of the fire or other casualty, except that Landlord will not be required to rebuild, repair, or replace any part of Tenant's furniture, fixtures and equipment removable by Tenant under the provisions of this Lease or any Alterations to the Premises made by Tenant following the Commencement Date which were not approved by Landlord in writing, and Landlord will not in any event be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the fire or other casualty, plus any deductible amounts thereunder. If Landlord determines that insurance proceeds will be insufficient to restore the Building as required by this Section 24, Landlord may, at its option, elect to either (1) terminate this Lease by written notice to Tenant, or (2) provide the extra funds necessary to complete the restoration. In the event Landlord did not originally construct any Alterations to be repaired, the time for Landlord to commence and complete such repairs will be extended by the amount of time necessary for Landlord to obtain detailed working drawings of the Alterations to be repaired. In the event Landlord does not either commence the repairs to the Building within the time required herein, or complete the repairs to the Building within two hundred seventy (270) days after the date of such damage, Tenant may terminate the Lease by written notice thereof to Landlord given no later than thirty (30) days following the date on which Landlord was to commence or complete such repairs, as the case may be. Landlord will not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord will allow Tenant an equitable abatement of Rent during the time and to the extent the Premises are unfit for occupancy and are vacated by Tenant. If the Premises or any other portion of the Complex is damaged by fire or other casualty resulting from the intentional acts of Tenant or any employee, officer, contractor, agent, subtenant, or licensee of Tenant, the Rent hereunder will not be abated during the repair of such damage, and Tenant will remain liable for the payment thereof.

25. Condemnation. If (i) the whole or substantially the whole of the Complex, or (ii) the whole or such portion of the Premises as shall render the remainder reasonably unfit for Tenant's use (in Tenant's discretion), shall be taken for any public or quasi-public use, by right of eminent domain or otherwise, or sold in lieu of condemnation, then this Lease will terminate as of the date when physical possession of the Building or the Premises are taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder will be diminished by an amount representing that portion of Base Rental applicable to the portion of the Premises subject to such taking or sale, and Landlord will to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, except that Landlord will not be required to rebuild, repair, or replace any Alterations to the Premises made by Tenant following the Commencement Date which were not approved by Landlord in writing, nor will Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of any part or all of the Property, Building or the Premises will belong to Landlord, and Tenant will not be entitled to and expressly waives all claims to any such compensation, except that Tenant may make a separate

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claim upon the condemning authority for expenses related to relocation and the unamortized cost of leasehold improvements paid for by Tenant.

26. Damages from Certain Causes. NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY, AND SUBJECT TO THE TERMS OF SECTION 23, NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY WILL BE LIABLE FOR DAMAGES TO TENANT OR ANY PARTY CLAIMING THROUGH TENANT FOR ANY INJURY TO OR DEATH OF ANY PERSON OR DAMAGE TO PROPERTY OR FOR INTERRUPTION OR DAMAGE TO BUSINESS RESULTING FROM ANY OF THE FOLLOWING REASONS: (a) ANY ACT, OMISSION OR NEGLIGENCE OF TENANT OR TENANT'S EMPLOYEES, AGENTS, CONTRACTORS, OFFICERS, SUBTENANTS, ASSIGNEES, LICENSEES, INVITEES OR CUSTOMERS; (b) ANY ACT, OMISSION OR NEGLIGENCE OF ANY OTHER TENANT WITHIN THE BUILDING, OR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS, TENANTS, ASSIGNEES, LICENSEES, INVITEES OR CUSTOMERS; (c) THE REPAIR, ALTERATION, MAINTENANCE, DAMAGE OR DESTRUCTION OF THE PREMISES OR ANY OTHER PORTION OF THE BUILDING (INCLUDING THE CONSTRUCTION OF LEASEHOLD IMPROVEMENTS FOR OTHER TENANTS OF THE BUILDING), EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY; (d) VANDALISM, THEFT, BURGLARY AND OTHER CRIMINAL ACTS (OTHER THAN THOSE COMMITTED BY LANDLORD'S EMPLOYEES); (e) ANY DEFECT IN OR FAILURE OF EQUIPMENT, PIPES, WIRING, HEATING OR AIR CONDITIONING EQUIPMENT, STAIRS, ELEVATORS, OR SIDEWALKS, THE BURSTING OF ANY PIPES OR THE LEAKING, ESCAPING OR FLOWING OF GAS, WATER, STEAM, ELECTRICITY, OR OIL, BROKEN GLASS, OR THE BACKING UP OF ANY DRAINS, EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY; (f) INJURY DONE OR OCCASIONED BY WIND, SNOW, RAIN OR ICE, FIRE, ACT OF GOD, PUBLIC ENEMY, INJUNCTION, RIOT, STRIKE, INSURRECTION, WAR, COURT ORDER, REQUISITION, ORDER OF ANY GOVERNMENTAL BODY OR AUTHORITY, OR (g) ANY OTHER CAUSE BEYOND THE REASONABLE CONTROL OF LANDLORD. EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY, UNDER NO CIRCUMSTANCES WILL LANDLORD BE LIABLE FOR DAMAGES RELATED TO BUSINESS INTERRUPTION OR LOSS OF PROFITS. THE PROVISIONS OF THIS SECTION 26 WILL NOT LIMIT THE OBLIGATIONS OF LANDLORD OR THE RIGHTS OF TENANT UNDER THIS LEASE NOT INVOLVING A CLAIM FOR DAMAGES.

27. Default by Tenant.

(a) The following events will be deemed to be events of default by Tenant under this Lease (hereinafter called an "Event of Default"):

(1) Tenant fails to timely pay any Rent and such failure continues for a period of ten (10) days after written notice of such default has been delivered to Tenant; provided, however,

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Landlord will not be obligated to give Tenant written notice of its failure to pay Rent more than two times in any 12-month period and after the second notice, an Event of Default will occur automatically upon Tenant's failure to timely pay any Rent within such 12-month period without the requirement of any further notice from Landlord;

(2) Tenant fails to comply with any terms, provisions or covenants of this Lease or any other agreement between Landlord and Tenant not requiring the payment of Rent, all of which terms, provisions and covenants shall be deemed material, and such failure continues for a period of thirty (30) days after written notice of such failure is delivered to Tenant or, if such failure cannot reasonably be cured within such thirty (30) day period, Tenant fails to commence to cure such failure within such thirty (30) day period and/or thereafter fails to prosecute such cure diligently and continuously to completion within sixty (60) days of the date of Landlord's notice of default;

(3) Tenant or any Guarantor takes any action to, or notifies Landlord that Tenant or any Guarantor intends to, file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any state thereof; or a petition shall be filed against Tenant or any Guarantor under any such statute and shall not be dismissed within sixty (60) days thereafter;

(4) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant or any Guarantor; or

(5) Tenant abandons all, or substantially all, of the Premises and stops paying Rent.

(b) Upon the occurrence of any Event of Default, Landlord may, at its option and without further notice to Tenant and without judicial process, in addition to all other remedies given hereunder or by law or equity, do any one or more of the following: (1) terminate this Lease, in which event Tenant will immediately surrender possession of the Premises to Landlord; (2) enter upon and take possession of the Premises and expel or remove Tenant therefrom, with or without having terminated this Lease; (3) apply any or all of the Security Deposit to amounts due by Tenant to Landlord under this Lease; (4) change or re-key all locks to entrances to the Premises, and Landlord will have no obligation to give Tenant a new key, key fob or access card to the Premises until such Event of Default is cured; and (5) remove from the Premises any furniture, fixtures, equipment or other personal property of Tenant, without liability for trespass or conversion, and store such items either in the Complex or elsewhere at the sole cost of Tenant and without liability to Tenant. Any of such furniture, fixtures, equipment or personal property not claimed within thirty (30) days from the date of removal will be deemed abandoned.

(c) Exercise by Landlord of any one or more remedies hereunder will not constitute forfeiture or an acceptance of surrender of the Premises by Tenant, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

(d) If Landlord terminates this Lease by reason of an Event of Default, Tenant will pay to Landlord the sum of (1) the cost of recovering the Premises, (2) the cost of repairing any damage to the Premises, (3) any amounts owed by Tenant under this Lease that have accrued but not been paid, and (4) any other damages or relief which Landlord may be entitled to at law or in equity. In no event

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will Landlord have any obligation to refund to Tenant any of the Base Rental prepaid on this Lease, irrespective of whether Landlord relets all or any portion of the Premises following an Event of Default.

(e) If Tenant should fail to make any payment, perform any obligation, or cure any default hereunder within ten (10) days after receipt of written notice thereof, Landlord, without obligation to do so and without thereby waiving such failure or default, may make such payment, perform such obligation, and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and Tenant will, within ten (10) days following written demand, pay all costs, expenses and disbursements (including attorneys' fees) incurred by Landlord in taking such remedial action, plus, at the option of Landlord, interest thereon at the Default Rate.

(f) Nothing in this Lease will be construed as imposing any duty upon Landlord to relet the Premises. To the extent Section 91.006 of the Texas Property Code or any other laws of the State of Texas imposing on a landlord a duty to mitigate damages is applicable to Landlord as a result of an Event of Default, Landlord's duty will be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "Substitute Tenant") in accordance with the following criteria: (a) Landlord will have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (b) Landlord will not be obligated to lease or show the Premises on a priority basis, or offer the Premises to a prospective tenant when other space in the Building suitable for the prospective tenant's use is (or soon will be) available; (c) Landlord will not be obligated to lease the Premises to a Substitute Tenant for a base rental less than the current fair market base rental then prevailing for similar uses in comparable buildings in the Market Area, nor will Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building; (d) Landlord will not be obligated to enter into a lease with a Substitute Tenant whose use would (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (ii) adversely affect the reputation of the Building; or (iii) be incompatible with other uses of the Building; (e) Landlord will not be obligated to enter into a lease with any proposed Substitute Tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources to operate the Premises in a first class manner; and (f) Landlord will not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless: (i) Tenant pays any such sum to Landlord in advance of Landlord's execution of a lease with the proposed Substitute Tenant (which payment will not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant's default under this Lease); or (ii) Landlord, in Landlord's reasonable discretion, determines that any such expenditure is financially justified in connection with entering into a lease with the prospective Substitute Tenant; and (f) Tenant hereby waives any right to assert, claim or allege that Landlord has not fulfilled its duty to mitigate damages as a result of an Event of Default if Landlord's efforts to mitigate are in compliance with the provisions of this Section 27.

28. Default by Landlord. Landlord will be in default under this Lease if Landlord fails to perform any of its obligations hereunder and such failure continues for a period of thirty (30) days after Tenant delivers written notice of such failure to Landlord and to the holder(s) of any indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises,

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provided the name and address of such holder(s) have been provided to Tenant in writing, provided that if such failure cannot reasonably be cured within such thirty (30) day period, Landlord will not be in default hereunder as long as Landlord or such holder(s) commences the remedying of such failure within such thirty day period and diligently prosecutes the same to completion, during which time Landlord and such holder(s), or either of them, or their agents or employees, will be entitled to enter upon the Premises and do whatever may be necessary to remedy such failure. In no event will Landlord be liable to Tenant for consequential, special or punitive damages by reason of a failure to perform (or a default) by Landlord under this Lease.

29. Quiet Enjoyment. Tenant, on paying all sums herein called for and performing and observing all of its covenants and agreements hereunder, will and may peaceably and quietly occupy and use the Premises during the Lease Term, subject to the provisions of this Lease, all matters of record affecting the Complex and applicable governmental laws, rules, and regulations; and Landlord agrees to warrant and forever defend Tenant's right to such occupancy against the claims of any and all persons whomsoever lawfully claiming the same or any part thereof, subject only to the provisions of this Lease, all matters of record affecting the Complex and all applicable governmental laws, rules, and regulations.

30. Intentionally Deleted.

31. Holding Over. Should Tenant continue to occupy all or any part of the Premises after the expiration of the Lease Term without the prior written consent of Landlord, such occupancy shall be a tenancy at sufferance under all of the terms, covenants and conditions of this Lease, but at a daily Base Rental equal to (i) for the first 90 days of holdover occupancy following the expiration of the Lease Term, the sum determined by dividing one hundred and fifty percent (150%) of the Base Rental, plus any sums due pursuant to Section 6, for the final month of the Lease Term by thirty (30); and (ii) from and after the 91st day of holdover occupancy following the expiration of the Lease Term, the sum determined by dividing two hundred percent (200%) of the Base Rental, plus any sums due pursuant to Section 6, for the final month of the Lease Term by thirty (30). Tenant will also pay any and all costs, expenses or damages sustained by Landlord as a result of such holdover. If Tenant consists of more than one person or entity, and if any of the persons or entities comprising Tenant continue to occupy the Premises after the expiration of the Lease Term, all other persons or entities comprising Tenant will be deemed to have consented to such occupancy and will continue to be jointly and severally liable for all of the terms, covenants and conditions contained in this Lease during the holdover term.

32. Change of Building Name or Common Areas.

(a) Landlord reserves the right at any time to change the name of the Building upon thirty (30) days advance written notice to Tenant.

(b) Landlord hereby reserves the right to repair, change, redecorate, alter, improve, or renovate any part of the Common Areas (including, but not limited to, those located on any full floor leased by Tenant), without being held guilty of an actual or constructive eviction of Tenant or breach of any express or implied warranty and without any abatement or reduction of Rent. In exercising such right, Landlord will use reasonable efforts to minimize any interruption of Tenant's business conducted in the Premises.

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33. Subordination to Mortgage; Estoppel Agreement.

(a) As of the date of this Lease, there is no ground lease, mortgage or deed of trust encumbering the Complex. This Lease shall be subordinate to any mortgage, deed of trust or other lien hereafter placed upon the Premises or upon the Complex, and to any renewals, modifications, consolidations, refinancings, and extensions thereof, but Tenant agrees that any such mortgagee or deed of trust beneficiary will have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee or deed of trust beneficiary may deem appropriate, in its discretion. In the event any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under, any such mortgage, deed of trust or other lien, Tenant agrees, without further action hereunder, to attorn to the purchaser upon such foreclosure (or any deed in lieu of foreclosure) and recognize such purchaser as the Landlord under this Lease; provided, that so long as no Event of Default exists under this Lease, any successor to Landlord who acquires title to the Complex will not disturb Tenant's possession of the Premises under this Lease, except in accordance with the terms of this Lease, and this Lease shall continue in full force and effect as a direct lease between such successor to Landlord and Tenant. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises or the Complex and Tenant agrees upon demand to execute such further commercially reasonable instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may reasonably request, provided such subordination agreement contains usual and customary non-disturbance provisions in favor of Tenant.

(b) If Landlord obtains financing secured by the Complex, then upon Tenant's written request, Landlord agrees to use reasonable efforts to obtain from Landlord's lender, a subordination, non-disturbance and attornment agreement on such lender's form and otherwise reasonably satisfactory to Landlord, Tenant and such lender. By making such request, Tenant obligates itself to pay all fees, costs and expenses incurred by Landlord in connection therewith, including but not limited to, reasonable attorney's fees; provided, however, such obligation of Tenant will not exceed One Thousand Five Hundred and No/100 Dollars ($1,500) per request.

Tenant agrees that it will, from time to time, within ten (10) Business Days after written request by Landlord, execute and deliver to such persons as Landlord may designate, an estoppel agreement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that the Landlord is not in default hereunder (or if Tenant alleges a default, stating the nature of such alleged default) and further stating such other matters as Landlord reasonably requires.

34. Waiver of Landlord's Lien. Landlord hereby waives any statutory and contractual landlord liens and security interests in all property of Tenant now or hereafter placed in or upon the Premises.

35. Attorney's Fees. Tenant must pay to Landlord on demand all attorneys' fees, costs and expenses reasonably incurred by Landlord in the demand for recovery of any Rent not paid when due by Tenant under this Lease, whether or not action is commenced in pursuant to payment. Furthermore, if Landlord or Tenant employs an attorney to assert or defend any action arising out

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of the breach of any term, covenant or provision of this Lease, or to bring legal action for the unlawful detainer of the Premises, the prevailing party will be entitled to recover from the non- prevailing party attorney's fees and costs of suit incurred in connection therewith. For purposes of this Section 35, a party will be considered to be the "prevailing party" to the extent that (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (1) received a judgment in its favor, or (2) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.

36. No Implied Waiver. The failure of either party to insist at any time upon the strict performance of any covenant or agreement in this Lease or to exercise any right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The acceptance by Landlord of late payments will not be construed as a waiver by Landlord of the requirement for timely payment nor create a course of dealing permitting such late payments. Any payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease will be deemed to be on account of the earliest Rent due hereunder. No endorsement or statement on any check or any letter accompanying any check or payment as Rent will be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

37. Independent Obligations. The obligation of Tenant to pay Rent hereunder and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder and are independent of the Landlord's performance of Landlord's duties and obligations hereunder. Except as expressly provided in this Lease, Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, abate or deduct from, or offset against Rent.

38. Recourse Limitation. Tenant agrees to look solely to Landlord's equity interest in the Complex for the recovery of any judgment against Landlord, and neither Landlord nor any principals, members, partners, shareholders, officers, directors, employees of Landlord will have personally liable for any deficiency with respect to the recovery of such judgment. The provision contained in the foregoing sentence will not limit any right that Tenant might otherwise have to obtain specific performance of Landlord's obligations under this Lease.

39. Notices. Any notice under this Lease must be in writing, and will be given or be served by (a) personal delivery, (b) delivery via a recognized overnight courier, (c) depositing the same in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the party to be notified at the address stated in this Lease or such other address in the continental United States of which notice has been given to the other party in the manner provided herein, or (d) via facsimile with either electronic or telephonic verification of receipt, so long as the original of the facsimile notice is deposited in the United States mail within three (3) days thereafter. Notice by personal delivery or overnight courier will be effective upon receipt, notice by mail will be effective upon

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deposit in the United States mail in the manner above described and notice by facsimile will be effective upon electronic or telephonic verification of receipt.

40. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby, and each term and provision of this Lease will be valid and enforced to the fullest extent permitted by law.

41. Recordation. Tenant agrees not to record this Lease or any memorandum hereof.

42. Governing Law. This Lease and the rights and obligations of the parties hereto will be interpreted, construed, and enforced in accordance with the laws of the State of Texas. This Lease is performable in, and the exclusive venue for any action brought with respect hereto, will be in Dallas County, Texas.

43. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, the party responsible for taking such action will not be liable or responsible for, and there will be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of the party responsible for taking such action; provided, however, the provisions of this Section 43 will never be construed as allowing an extension of time with respect to Tenant's obligation to pay Rent when and as due under this Lease.

44. Time of Performance. Except as otherwise expressly provided herein, time is of the essence under this Lease, including all Exhibits.

45. Transfers by Landlord. Landlord will have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Complex, and in such event and upon the assumption by the transferee of the obligations of Landlord hereunder, Landlord will be released from any further obligations accruing after the date of transfer, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

46. Commissions. Landlord and Tenant agree that the Broker is the only broker involved in the procurement, negotiation or execution of this Lease, and that the Broker's commission will be paid by Landlord pursuant to a separate commission agreement. Landlord and Tenant hereby agree to defend, indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease or the expansion of the Premises due to any action of the indemnifying party.

47. Effect of Delivery of This Lease. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option to be exercised by Tenant. This Lease will not be effective until a copy of this Lease executed by both Landlord and Tenant is delivered by Landlord to Tenant.

48. Waiver of Warranties and Acceptance of Condition. TENANT ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS

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LEASE (INCLUDING THE TENANT IMPROVEMENTS AGREEMENT), NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY HAS MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE HABITABILITY, MERCHANTABILITY, SUITABILITY, QUALITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE WITH REGARD TO THE PREMISES OR THE COMPLEX AND THAT THIS LEASE CONSTITUTES THE FULL AND FINAL AGREEMENT OF LANDLORD AND TENANT WITH RESPECT TO THIS LEASE OF SPACE IN THE BUILDING BY TENANT. TENANT HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY CLAIM OR CAUSE OF ACTION BASED UPON ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO HABITABILITY, MERCHANTABILITY, SUITABILITY, QUALITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE WITH REGARD TO THE PREMISES OR THE COMPLEX. TENANT FURTHER REPRESENTS AND WARRANTS TO LANDLORD THAT TENANT HAS HAD AN OPPORTUNITY TO MEASURE THE ACTUAL DIMENSIONS OF THE PREMISES AND THE BUILDING AND AGREES TO THE SQUARE FOOTAGE CALCULATIONS SET FORTH IN SECTIONS 1(ee) AND 1(ff) OF THIS LEASE FOR ALL PURPOSES. TENANT'S TAKING POSSESSION OF THE PREMISES WILL BE CONCLUSIVE EVIDENCE THAT (a) TENANT HAS INSPECTED (OR HAS CAUSED TO BE INSPECTED) THE PREMISES AND THE COMPLEX, (b) TENANT ACCEPTS THE PREMISES AND THE COMPLEX AS BEING IN GOOD AND SATISFACTORY CONDITION AND SUITABLE FOR TENANT'S PURPOSES, AND (c) THE PREMISES AND THE COMPLEX FULLY COMPLY WITH LANDLORD'S COVENANTS AND OBLIGATIONS HEREUNDER. NOTWITHSTANDING THE FOREGOING, TENANT DOES NOT WAIVE THE RIGHT TO CAUSE LANDLORD TO CORRECT ANY "LATENT DEFECTS" IN OR AFFECTING THE PREMISES (i.e., DEFECTS NOT REASONABLY DISCOVERABLE PURSUANT TO A THOROUGH INVESTIGATION OF THE PREMISES). NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 48 WILL LIMIT THE RIGHT OF TENANT TO ENFORCE THE REPAIR AND MAINTENANCE OBLIGATIONS OF LANDLORD UNDER THIS LEASE OR THE OBLIGATIONS OF LANDLORD UNDER SECTIONS 24 AND 25.

49. Merger of Estates. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, will not constitute a merger of the Landlord's fee estate in the Property and the leasehold interest created hereby; and upon such surrender or cancellation of this Lease, Landlord will have the option, in Landlord's sole discretion, to (a) either terminate all or any existing subleases or subtenancies, or (b) assume Tenant's interest in any or all subleases or subtenancies.

50. Survival of Indemnities and Covenants. Any and all indemnities of Landlord or Tenant and any and all covenants of Landlord or Tenant not fully performed on the date of the expiration or termination of this Lease shall survive such expiration or termination.

51. Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Lease.

52. Entire Agreement; Amendments. This Lease, including the exhibits and addenda, if any, listed in Section 53, embodies the entire agreement between the parties hereto with relation to the

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transaction contemplated hereby, and there have been and are no covenants, agreements, representations, warranties or restrictions between the parties hereto, other than those specifically set forth herein. To be effective, any amendment or modification of this Lease must be in writing and signed by Landlord and Tenant.

53. Exhibits. The following exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

Exhibit A - Property Description Exhibit B - Floor Plan

Exhibit C - Rules and Regulations

Exhibit D - Tenant Improvements Agreement Exhibit D-1 - Texas Statutory Lien Waiver Forms Exhibit E - Parking Agreement

Exhibit F - Form of Confidentiality Agreement Exhibit G - Form of Guaranty

Exhibit H - Extension Option

Exhibit I - Right of First Refusal (Affecting 9th and 5th Floors) Exhibit J - Expansion Option (As to 9th Floor)

Exhibit K - Janitorial Schedule

Exhibit L - Texas Administrative Code

54. Joint and Several Liability. If Tenant consists of more than one person or entity, the obligations of such parties under this Lease shall be joint and several.

55. Multiple Counterparts. This Lease may be executed in multiple counterparts, each of which will constitute an original instrument, but all of which will constitute one and the same agreement.

56. OFAC and Anti-Money Laundering Compliance Certifications. Tenant hereby represents, certifies and warrants to Landlord as follows: (i) Tenant is not named and is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by an Executive Order, including without limitation Executive Order 13224, or the United State Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered by the Office of Foreign Assets Control ("OFAC"); (ii) Tenant is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) none of the proceeds used to pay rent have been or will be derived from a "specified unlawful activity" as defined in, and Tenant is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other applicable laws regarding money laundering activities. Furthermore, Tenant agrees to immediately notify Landlord if Tenant was, is, or in the future becomes, a "senior foreign political figure," and immediate family member or close associate of a "senior foreign political figure," within the meaning of Section 312 of the USA PATRIOT Act of 2001. Notwithstanding anything in this Lease to the contrary, Tenant understands that this Lease is a continuing transaction and that the foregoing representations, certifications and warranties are ongoing and will be and remain true and in force on the date hereof and throughout the term of the Lease and that any breach

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thereof will be a default under the Lease (not subject to any notice or cure rights) giving rise to Landlord remedies including but not limited to eviction, and Tenant hereby agrees to defend, indemnify and hold harmless Landlord and Landlord Related Parties from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, forfeitures and expenses (including without limitation costs and attorney's fees) arising from or related to any breach of the foregoing representations, certifications and warranties

57. Financial Statements. Tenant represents and warrants that any financial statements provided by it to Landlord were true, correct and complete when provided, and that no material adverse change has occurred since that date that would render them inaccurate or misleading. Subject to restrictions on disclosure under applicable law, Tenant, within fifteen (15) Business Days after request, will provide Landlord with current financial statements and such other information with respect to Tenant as Landlord may reasonably request in order to create a "business profile" of Tenant and determine the ability of Tenant to fulfill its obligations under this Lease. Landlord, however, will not require Tenant to provide such information (A) as to Tenant, unless (i) Landlord is requested to produce such information in connection with a proposed financing or sale of the Building, and (ii) such lender or perspective purchaser has agreed to keep such information confidential except to the extent required by application law and (B) as to Guarantor, if Guarantor is a publicly traded entity for whom periodic financial statements are publicly available. Landlord agrees to keep such information confidential except to the extent required by applicable law. In addition, Tenant agrees upon prior written request to meet with Landlord, any lender or prospective purchaser during normal business hours at mutually convenient times, from time to time, to discuss such information about Tenant's business and financial condition requested by Landlord, but failure to meet shall not be a default under this Lease.

58. Tenant's Standing and Authority. Tenant is a limited liability company duly organized and validly existing under the laws of the State of Delaware and in good standing under the laws of the State of Delaware and the State of Texas and has due authority to enter into this Lease, and all organizational action requisite for the execution and delivery of this Lease has been taken. The signatory to this Lease on behalf of Tenant has been duly authorized to execute and deliver this Lease. Tenant will contemporaneously with its execution and delivery of this Lease deliver to Landlord evidence of Tenant's good standing, authority and authorization for the execution and delivery of this Lease.

59. Conference Center A conference center (the "Conference Center") is available for the non-exclusive use by Tenant and its employees during the Lease Term. The size and location of the Conference Center will be determined by Landlord, from time to time, in its sole discretion and Landlord reserves the right to relocate the Conference Center to a different location within the Building. Tenant may use the Conference Center on a first come, first serve basis upon prior reservation, at no additional cost, other than clean-up and set up costs. (Tenant may contact Landlord's management company for available hours and reservations.)

60. Guaranty. Tenant will, contemporaneously with its execution and delivery of this Lease to Landlord, deliver to Landlord the Guaranty, in the form attached hereto as Exhibit G, duly executed by Guarantor, together with evidence of the authority and authorization for the execution and delivery of such guaranty by Guarantor that is an entity, and evidence of good standing of such entity.

OFFICE LEASE AGREEMENT- Page 41

[SIGNATURE PAGE TO FOLLOW]

OFFICE LEASE AGREEMENT- Page 42

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

Notice Address of Landlord:	LANDLORD:

Franklin Street Properties

401 Edgewater Place

Suite 200

Wakefield, MA 01880-6210

Attn: Scott Carter, Esq.

and

Franklin Street Properties

401 Edgewater Place

Suite 200

Wakefield, MA 01880-6210

Attn: Asset Management

FSP ADDISON CIRCLE LIMITED PARTNERSHIP, a Texas limited partnership

	By:	FSP Property Management LLC, a Massachusetts limited liability company, its asset manager

		By:	/s/ Leo H. Daley, Jr.
		Name:	Leo H. Daley, Jr.
		Title:	Executive Vice President

Addresses/Instructions for Payment of Rent:

Please make checks payable to: FSP Addison Circle Limited Partnership

If by check sent by regular mail:	c/o Franklin Street Properties Corp 33037 Collection Center Drive Chicago, IL 60693-0330

If by check sent by hand delivery:	Bank of America, N.A. c/o Franklin Street Properties Corp 33037 Collection Center Drive Chicago, IL 60693

If via Electronic Funds Transfer (EFT)/ACH Payment:

Bank of America Boston, MA
ACH ABA #:	[ACH ABA number]
Account #:	[Account number]
Account Name:	Franklin Street
Reference:	FSP Addison Circle Limited Partnership

OFFICE LEASE AGREEMENT – Signature Page

Notice Address of Tenant:	TENANT:

15601 Dallas Parkway, Suite 600 Addison, Texas 75001 Attn: Bruce Thompson	CAROFFER, LLC, a Delaware limited liability company

With a copy to:	By:	/s/ Bruce T. Thompson
	Name:	Bruce T. Thompson

Munck Wilson Mandala, LLP

12770 Coit Road, Suite 600

Dallas, Texas 75251

Attn: Randall G. Ray, Esq

and

CarGurus, Inc.

2 Canal Park, 4th Floor

Cambridge, MA 02141

Attn: Robert Mirabello

and

CarGurus, Inc.

2 Canal Park, 4th Floor

Cambridge, MA 02141

Attn: General Counsel

And

Dain, Torpy, Le Ray, Wiest & Garner, P.C.

175 Federal Street, Suite 1500

Boston, MA 02110

Attention: CarGurus/Addison Circle

	Title:	Chief Executive Officer

OFFICE LEASE AGREEMENT – Signature Page

EXHIBIT A

PROPERTY DESCRIPTION

BEING a tract of land situated in the G. W. Fisher Survey, Abstract No. 482, Town of Addison, Dallas County, Texas, and being a portion of three tracts of land deeded to Opubco Properties, Inc. as evidenced by three instruments recorded in Volume 82020, Page 0684, Volume 84151, Page 3619, and Volume 85147, Page 4305 all of the Deed Records of Dallas County, Texas, said tract being all of Lot 2, Block C of ADDISON CIRCLE PHASE II, an addition to the Town of Addison, Texas, as recorded in Volume 97217, Page 3056, Deed Records, Dallas County, Texas, and being more particularly described as follows:

COMMENCING at a one-half inch iron rod found with "Huitt-Zollars" cap at the intersection of the north right-of-way line of the Dallas Area Rapid Transit Property Acquisition Corporation, (formerly St. Louis Southwestern Railroad) a 100 foot wide right-of-way, as evidenced by instrument recorded in Volume 91008, Page 1390 of the Deed Records of Dallas County, Texas, with east right-of-way line of Quorum Drive as established by instrument to the Town of Addison, Texas as recorded in Volume 82093, Page 1077 of the Deed Records of Dallas County, Texas;

THENCE, North 66 degrees 45 minutes 01 seconds East along the northwesterly right-of-way line of said Dallas Area Rapid Transit tract a distance of 769.32 feet to a one-half inch iron rod set with "Huitt-Zollars" cap for the POINT OF BEGINNING;

THENCE, North 23 degrees 14 minutes 59 seconds West a distance of 59.99 feet to a one-half inch iron rod set with "Huitt-Zollars" cap for a corner;

THENCE, North 00 degrees 55 minutes 13 seconds East a distance of 157.85 feet to a one-half inch iron rod set with "Huitt-Zollars" cap for a corner;

THENCE, North 66 degrees 45 minutes 01 seconds East a distance of 343.62 feet to a one-half inch iron rod set with "Huitt-Zollars" cap for a corner;

THENCE, North 17 degrees 01 minute 01 second West a distance of 60.70 feet to a one-half inch iron rod set with "Huitt-Zollars" cap for a corner;

THENCE, North 72 degrees 58 minutes 59 seconds East a distance of 69.00 feet to a one-half inch iron rod set with "Huitt-Zollars" cap for a corner;

THENCE, North 17 degrees 01 minutes 01 second West a distance of 32.00 feet to a one-half inch iron rod set with "Huitt-Zollars" cap for a corner;

THENCE, North 72 degrees 58 minutes 59 seconds East a distance of 0.67 feet to a one-half inch iron rod set with "Huitt-Zollars" cap for a corner;

THENCE, North 17 degrees 01 minutes 01 second West a distance of 30.83 feet to a one-half inch iron rod set with "Huitt-Zollars" cap for a corner;

THENCE, North 72 degrees 58 minutes 59 seconds East a distance of 214.02 feet to a one-half inch iron rod set with "Huitt-Zollars" cap on the east line of a tract of land described in instrument to Opubco Properties, Inc. as recorded in Volume 85147, Page 4305, Deed Records, Dallas County, Texas and the west right-of-way line of the Dallas North Tollway, said point being the beginning of a non-tangent curve to the left having a radius of 1,997.84 feet;

Exhibit A, PropertyDescription – Page 1

THENCE, continuing alone the east line of said Opubco tract and west right-of-way of the Dallas North Tollway and along said curve to the left through a central angle of 2 degrees 27 minutes 02 seconds, an arc distance of 85.45 feet and being subtended by a chord bearing South 8 degrees 44 minutes 32 seconds East a distance of 85.44 feet to a one-half inch iron rod set with "Huitt-Zollars" cap at the northeast corner of said Opubco tract recorded in Volume 84151, Page 3619, Deed Records, Dallas County, Texas, said corner being the beginning of a non-tangent curve to the left having a radius of 2,964.79 feet;

THENCE, continuing along the East line of said Opubco tract and the west right-of-way line of the Dallas North Tollway and along said curve to the left through a central angle of 01 degree 54 minutes 29 seconds, an arc distance of 98.74 feet and being subtended by a chord bearing South 12 degrees 05 minutes 47 seconds East a distance of 98.73 feet to a one-half inch iron rod found with "Huitt-Zollars" cap at the end of said curve;

THENCE, South 13 degrees 03 minutes 02 seconds East continuing along the east line of the Opubco tract and along the west right-of-way line of the Dallas North Tollway a distance of 118.29 feet to one-half inch iron rod set with "Huitt-Zollars" cap on the northwesterly right-of-way line of said Dallas Area Rapid Transit tract;

THENCE, South 66 degrees 45 minutes 01 second West alone the northwesterly right-of-way line of Dallas Area Rapid Transit tract a distance of 642.23 feet to the POINT OF BEGINNING and CONTAINING 3.576 acres of land, more or less.

Exhibit A, PropertyDescription – Page 2

EXHIBIT B

FLOOR PLAN

SUITE 800
AVAILABLE
27,515 USF
30,913 RSF
ELEC. RM.
TELE.
VERT.
MECH. RM.
DN.
UP
ELEVATOR LOBBY
WOMEN
MEN

Leased by:	Chris Taylor 972.663.9600 chris.taylor@cushwake.com
	Trey Smith 214.979.6100 trey.smith@cbre.com

ADDISON CIRCLE
ADDISON, TEXAS

CONFIRMED LEASE PLAN
FLOOR 08

rsf:	30,913
scale:	N.T.S.
date:	01.24.2022

go studio
1201 main street
suite 1370
dallas, texas 75202
214.420.4646

Exhibit B, Floor Plan – Page 1

EXHIBIT C

RULES AND REGULATIONS

Any capitalized terms not defined in this Exhibit C will have the meaning set forth in the Lease to which this Exhibit C is attached.

1. Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed, nor shall refuse, furniture, boxes or other items be placed therein by Tenant or Tenant's officers, agents, servants, contractors and employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building or Complex to another part of the Building or Complex. Tenant shall be responsible, at its sole cost, for the removal of any large boxes or crates not used in the ordinary course of business. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.

2. Canvassing, soliciting, distributing handbills, advertising and peddling in the Building and Complex are prohibited.

3. Plumbing fixtures and appliances shall be used only for the purpose for which such were constructed or installed, and no unsuitable material shall be placed therein. The cost of repair of any stoppage or damage to any such fixtures or appliances from misuse on the part of Tenant or Tenant's officers, agents, servants, contractors, employees, guests and customers shall be paid by Tenant, and Landlord shall not in any case be responsible therefor.

4. No signs, directories, posters, advertisements, or notices visible to the public shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord. Landlord shall have the right to remove, at the expense of Tenant, all unapproved signs, directories, posters, advertisements or notices following reasonable prior notice to Tenant.

5. Tenant shall not do, or permit anything to be done, in or about the Building or Complex, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein, or otherwise increase the possibility of fire or other casualty. No cooking (other than cooking through the use of a microwave oven), including grills or barbecues, shall be permitted within the Premises or on any patio adjoining the Premises.

6. Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor of the Premises. All damage done to the Building by the improper placing of such heavy items shall be repaired at the sole expense of Tenant. Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building and the moving of such equipment shall be done only after written permission is obtained from Landlord and shall be performed under such conditions as Landlord may reasonably require.

7. Corridor doors, when not in use, shall be kept closed.

Exhibit C, Rules and Regulations – Page 1

8. All movement of furniture and equipment into and out of the Building shall be scheduled through the Building manager and conducted outside of Normal Business Hours. All deliveries must be made via the service entrance and service elevator, when provided, during Normal Business Hours. Any delivery after Normal Business Hours must be coordinated with the Building manager. When conditions are such that Tenant must dispose of crates, boxes, and other such items, Tenant shall dispose of such items prior to or after Normal Business Hours.

9. Tenant shall cooperate with Landlord's employees in keeping the Premises neat and clean.

10. Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with such tenants.

11. No animals or birds shall be brought into or kept in or about the Building, except those assisting the disabled.

12. No machinery of any kind, other than ordinary office machines such as copiers, fax machines, computers and related word processing and telecommunications equipment, shall be operated on the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

13. Tenant shall not use or keep in the Building any flammable or explosive fluid or substance (including Christmas trees and ornaments), or any illuminating materials, without the prior written approval of the Building manager.

14. No bicycles, motorcycles or similar vehicles will be allowed in the Building.

15. No nails, hooks, or screws (other than those necessary for hanging artwork, diplomas, posterboards and other such items on interior walls) shall be driven into or inserted in any part of the Building (including doors), except as approved by Landlord.

16. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe. Tenant shall cause its officers, agents and employees to participate in any fire safety or emergency evacuation drills scheduled by Landlord.

17. No food or beverages shall be prepared, cooked or distributed from the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed; provided, however, Tenant shall be permitted to install refrigerators, microwave ovens, coffee machines and vending machines for the use of its own employees and guests.

18. No additional or replacement locks shall be placed upon any doors without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. All necessary access cards and key fobs shall be furnished by Landlord. Upon termination of the Lease, Tenant shall return all such access cards key fobs to Landlord and shall provide the Landlord the combination of all locks on doors or vaults. No duplicates of access cards or key fobs shall be made by Tenant.

Exhibit C, Rules and Regulations – Page 2

19. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent Landlord's personnel or contractors from servicing such units as routine or emergency service may require. Tenant shall pay the cost of moving such furnishings for Landlord's access. Tenant shall instruct all of its employees to refrain from any attempts to adjust thermostats. The lighting and air conditioning equipment of the Building shall be exclusively controlled by Landlord's personnel.

20. No portion of the Building shall be used for the purpose of lodging rooms.

21. Tenant shall obtain Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed, for the installation of window shades, blinds, drapes or any other window treatment or object that may be visible from the exterior of the Building or affect the heating and cooling of the Building. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change, at Tenant's expense, any unapproved lighting following reasonable prior notice to Tenant.

22. No supplemental heating, air ventilation or air conditioning equipment, including space heaters and fans, shall be installed or used by Tenant without the prior written consent of Landlord.

23. No smoking shall be permitted within the Premises or anywhere else within the Complex, other than those smoking areas designated by the Building manager.

24. No unattended children shall be allowed within the Complex.

25. Other than during Normal Business Hours, Building access shall be limited, with the result that access will require entry cards or keys and compliance with Landlord's registration procedures.

26. Landlord reserves the right to rescind any of these Rules and Regulations and make such other and further Rules and Regulations as in its judgment shall from time to time be necessary or advisable for the operation of the Building or the Complex, providing that such Rules and Regulations are in writing and uniformly enforced against all other tenants of the Building and do not materially increase Tenant's obligations under this Lease. Such Rules and Regulations shall be binding upon Tenant upon delivery to Tenant of notice thereof in writing.

27. In the event of any inconsistency between these Rules and Regulations and the terms of the Lease, the terms of the Lease shall control.

Exhibit C, Rules and Regulations – Page 3

EXHIBIT D

TENANT IMPROVEMENTS AGREEMENT

This Tenant Improvements Agreement (herein so called) describes and specifies the rights and obligations of Landlord and Tenant under the Lease to which this Exhibit D is attached, with respect to the design, construction and payment for the completion of the Tenant Improvements within the Premises. Performance of the Work shall occur after the Effective Date.

1. Definitions. Any capitalized terms not defined in this Tenant Improvements Agreement shall have the meaning set forth in the Lease. Additionally, as used in this Tenant Improvements Agreement, the following terms (when delineated with initial capital letters) shall have the respective meaning indicated for each as follows:

"Certificate of Occupancy" means a certificate of occupancy, governmental sign- off or other document, permit or approval (whether conditional, unconditional, temporary or permanent) which must be obtained by Tenant from the appropriate governmental authority as a condition to the lawful initial occupancy by Tenant of the Premises.

"Contractor" means the general contractor selected to perform the Work.

"Improvement Allowance" means $1,762,041.00.

"Plans and Specifications" means the detailed construction documents for the Tenant Improvements referred to in paragraph 5 below.

"Preliminary Planning Allowance" means $0.12 per rentable square foot of the Premises for test fit and preliminary pricing plans.

"Soft Costs" means, collectively, (a) fees and expenses incurred for architectural design, space planning and engineering plans and fees, (b) fees and costs related to preparation of the construction documentation, Space Plan, the Plans and Specifications and other design plans, if any, (c) MEP's, (d) wiring and cabling costs, and (e) Landlord's construction management fee.

"Space Plan" means the space plan to be prepared by Tenant in accordance with paragraph 4 below and approved by Landlord and Tenant, and showing the general configuration of the Tenant Improvements.

"Substantial Completion" means either (a) the date a Certificate of Occupancy (or all approvals required for the issuance thereof) is obtained for the Premises, or (b) if a Certificate of Occupancy is not required as a condition to Tenant's lawful occupancy of the Premises, the date that the Tenant Improvements are substantially completed (subject to punch list items), as confirmed in writing by Landlord's architect.

"Tenant Improvements" means the initial improvements to the Premises that are more particularly described in the Plans and Specifications.

Exhibit D, TenantImprovements Agreement – Page 1

"Tenant's Architect" means the licensed architect selected and engaged by Tenant and approved by Landlord.

"Work" means all materials and labor to be added to the existing improvements in the Premises, if any, in order to complete the installation of the Tenant Improvements within the Premises in accordance with the Plans and Specifications, including, without limitation, all air balancing and other mechanical adjustments to Building equipment serving the Premises. Tenant acknowledges and agrees that only Building Standard materials may be utilized in the performance of the Work unless otherwise approved by Landlord in writing, such approval not to be unreasonably withheld.

2. Space Plan. Tenant will engage Tenant's Architect to develop and design a space plan for the Tenant Improvement and will deliver such space plan to Landlord for Landlord's review. The space plan must (a) be compatible with the base building (both aesthetically and mechanically, as reasonably determined by Landlord); (b) be adequate, in Landlord's reasonable discretion, for the preparation of Plans and Specifications for the Tenant Improvements; (c) show, in reasonable detail, the design and appearance of the finishing materials to be used in connection with installing the Tenant Improvements; (d) contain such other detail or description as Landlord may reasonably deem necessary to adequately outline the scope of the Tenant Improvements; (e) conform to all applicable governing codes and ordinances; and (f) contain all information necessary for construction cost estimating. All space plan drawings must be not less than 1/8" scale. Without limiting those general requirements, the space plan must expressly specify and include (without limitation) all of the following: (1) wall types and heights and insulation, if needed; (2) door types and hardware groups; (3) door frame types; (4) ceiling heights; (5) ceiling materials; (6) floor covering materials and locations; (7) all wall finishes; (8) any appliances, special systems or equipment to be furnished as a part of the construction; (9) any mechanical requirements beyond that provided in the base building; (10) any fire protection requirements beyond that provided in the base building; (11) any plumbing requirements; (12) all power and data locations; (13) any power required other than building standard power distribution; (14) any power requirements for modular furniture; (15) any emergency power requirement; (16) any lighting requirements beyond that provided in the base building; (17) millwork elevations and details; (18) specific floor material selections and designations; and (19) specific wall material selections and designations. The Space Plan must also include enlarged sketch layouts for any non-standard rooms, including reflected ceiling plans, and must state the approximate usable and rentable square footage of the Premises. If Tenant fails to provide Landlord with a Space Plan meeting the foregoing requirements by the date set forth above in this Section there shall be no extension of the Commencement Date.

3. Plans and Specifications. After Landlord receives and approves Tenant's Space Plan as provided above, Tenant will cause Tenant's Architect to prepare the Plans and Specifications for the Tenant Improvements. Landlord will approve or disapprove (specifically describing any reasons for disapproval) the Plans and Specifications in writing within five (5) Business Days after receiving them. If Landlord disapproves the Plans and Specifications, Tenant will provide appropriately revised Plans and Specifications to Landlord for approval (or disapproval) within five (5) Business Days on the same basis as set forth above. After Landlord's approval, Tenant will submit the Plans and Specifications for permits and construction bids. No deviation from the Building Standard will be permitted in the Space Plan or the Plans and Specifications. Landlord will not approve any deviations

Exhibit D, TenantImprovements Agreement – Page 2

which Landlord believes (a) do not conform to applicable codes, ordinances and other Laws or are disapproved by any governmental agency, (b) require services beyond the level normally provided to other tenants in the Building, or (c) are of a nature or quality that are inconsistent with Landlord's overall plan or objectives for the Building. No approval by Landlord of any deviation constitutes an acknowledgment by Landlord that such deviations are in conformance with applicable codes, ordinances and other Laws.

4. Tenant Improvements. Tenant will cause to be constructed, at Tenant's sole cost and expense (subject to the Improvement Allowance and Preliminary Planning Allowance), the Tenant Improvements. The Tenant Improvements will be designed and constructed as described in this Exhibit D. Tenant will select the Contractor to be the general contractor to perform the Work from Landlord's approved list. Tenant may propose four (4) contractors to Landlord for Landlord's consideration; provided, however, (i) Landlord approves K2, Structure Tone, Pacific Builders and Scott + Reid as the Contractor, and (ii) Landlord shall have the right to approve all subcontractors that will be performing any portion of the Work, such approval not to be unreasonably withheld or delayed. Tenant will pay all direct and indirect costs of the design and construction of the Tenant Improvements. For all purposes of ownership, including risk of loss thereto, the Tenant Improvements will immediately upon installation be and remain a part of the Building and the property of Landlord.

5. Funding of the Improvement Allowance. The Improvement Allowance and Preliminary Planning Allowance shall be disbursed by Landlord to reimburse Tenant for all costs reasonably incurred by Tenant in connection with the construction and installation of the Tenant Improvements (including Soft Costs, contractor overhead, hard costs directly related to construction of the Tenant Improvements, the purchase and installation of fixtures, the installation of technology/audio visual and similar equipment and signage). Notwithstanding anything herein to the contrary, the portion of the Improvement Allowance that may be applied to pay Soft Costs shall not exceed twenty percent (20%) of the Improvement Allowance. Landlord will charge Tenant a construction management fee in an amount equal to one percent (1%) of the total hard costs and Soft Costs of the Work, which amount will be deducted from the Improvement Allowance and retained by Landlord when Landlord disburses the Improvement Allowance. The Improvement Allowance (less 10% retainage) and Preliminary Planning Allowance shall be disbursed by Landlord to Tenant from time to time, but not more often than monthly, within thirty (30) days of Landlord's receipt of a written request for disbursement from Tenant together with (i) copies of paid invoices for all Soft Costs and Work for which Tenant requests reimbursement and unconditional lien waivers in form of Exhibit D-1 attached hereto or otherwise strictly conforming to the requirements of the Texas Property Code, and (ii) such other documentation as Landlord may reasonably request to evidence the proper, lien-free completion of the Work for which Tenant seeks reimbursement. The remaining 10% retainage shall be disbursed by Landlord upon Landlord's receipt of a final written request for disbursement from Tenant together with (i) an all bills paid affidavit from Tenant confirming that all costs and expenses incurred by or on behalf of Tenant in connection with the Work have been paid in full, (ii) copies of cancelled checks and paid invoices for all Soft Costs and Work for which Tenant requests reimbursement, (iii) final, unconditional lien waivers in form of Exhibit D-1 attached hereto or otherwise strictly conforming to the requirements of the Texas Property Code, (iv) a final Certificate of Occupancy for the Premises (or portion thereof, as applicable, as set forth in the approved Plans and Specifications), and (v) such other documentation as Landlord may reasonably request to evidence the final, lien- free completion

Exhibit D, TenantImprovements Agreement – Page 3

of the Work (including all punchlist items) for which Tenant seeks reimbursement. Tenant's failure to make any such payment for the Soft Costs or other costs of the Work when due shall constitute a default under the Lease, entitling Landlord, subject to any applicable notice and/or grace periods provided in the Lease, to exercise any or all of its remedies under the Lease. Nothing in the Lease or this Tenant Improvements Agreement is intended or will be construed to constitute an obligation by Landlord with respect to the performance of the Work or to grant any lien rights in the Property or the Complex to any mechanic or materialman furnishing labor and/or materials to or for the benefit of Tenant with respect to the Work. If Tenant does not supply all invoices for repayment prior to the end of the twelfth (12th) calendar month following the Commencement Date (the "Reimbursement Deadline"), the portion of the Improvement Allowance and Preliminary Planning Allowance not documented by the Tenant on the expiration of the Reimbursement Deadline will not be reimbursed by the Landlord. Tenant shall be solely responsible for any and all costs of constructing the Work in excess of the Improvement Allowance and Preliminary Planning Allowance. Any amount of the Improvement Allowance not otherwise used by Tenant may be used for the payment of costs and expenses incurred by Tenant in connection with the installation of Tenant's Crown Signage.

6. Changes to Plans and Specifications. Tenant will immediately notify Landlord if Tenant desires to make any changes to the Tenant Improvements after Tenant has approved the Plans and Specifications. If Landlord approves the revisions, Tenant may carry out the changes contemplated therein. If Landlord reasonably estimates that the change order will cause the cost of the Tenant Improvements to exceed the Improvement Allowance and Preliminary Planning Allowance (or if the cost of the Tenant Improvements already exceeds the Improvement Allowance and Preliminary Planning Allowance), Landlord may require Tenant to deposit such estimated additional cost with Landlord before the change order work is performed.

7. Landlord's Approval Rights. Landlord may withhold its approval of any Space Plan, Plans and Specifications, change orders, or other work requested by Tenant which Landlord reasonably determines may require work which: (a) exceeds or adversely affects the structural integrity of the Building; (b) adversely affects, or exceeds Tenant's pro rata capacity of, any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building; (c) will increase the cost of operation or maintenance of any of the systems of the Property; (d) does not conform to applicable building codes or is not approved by any governmental authority with jurisdiction over the Premises; (e) is not a building standard item or an item of equal or higher quality; (f) may detrimentally affect the uniform appearance of the Property; or (g) is reasonably disapproved by Landlord for any other reason.

8. Tenant's Representative. Tenant designates Robert Mirabello, as the representative of Tenant having authority to approve the Plans and Specifications, request or approve any change order, give and receive all notices, consents, approvals and directions regarding the Tenant Improvements, and to otherwise act for and bind Tenant in all matters relating to the Tenant Improvements.

9. Liens and Claims. Tenant will keep the Property and the Complex free from any mechanics', materialmen's, designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. If any such liens are filed and Tenant, within 30 days after such filing, does not release the same of record or provide Landlord with a bond or other surety satisfactory to Landlord protecting

Exhibit D, TenantImprovements Agreement – Page 4

Landlord and the Property and the Complex against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under the Lease, cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys' fees and costs). To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Related Parties and the Property and the Complex from and against any Claims in any manner relating to or arising out of the Tenant Improvements, any of the Work or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

10. Security System. Tenant may install its own security system for the Premises, provided that such system is compatible with the existing Building systems and Tenant provides Landlord with such cards or codes as may be necessary to allow Landlord access to the Premises if and when permitted by this Lease. Tenant will perform all such work in the same manner and following the same procedures as are provided in this Exhibit D. Landlord is under no obligation to perform, inspect, or supervise any such work, and Landlord will have no liability or responsibility whatsoever therefor.

Exhibit D, TenantImprovements Agreement – Page 5

EXHIBIT D-1

TEXAS STATUTORY LIEN WAIVER FORMS

Section 53.284 of the Texas Property Code provides that a waiver and release given by a claimant or potential claimant is unenforceable unless it substantially complies with the applicable forms described by Subsections (b)-(e) of said Section 53.284. See attached forms.

1. For Progress Payments:

a. Conditional Waiver and Release on Progress Payment

Texas Property Code Section 53.284(b)

b. Unconditional Waiver and Release on Progress Payment1

Texas Property Code Section 53.284(c)

2. For Final Payments:

a. Conditional Lien Waiver and Release on Final Payment

Texas Property Code Section 53.284(d)

b. Unconditional Lien Waiver and Release on Final Payment2

Texas Property Code Section 53.284(e)

1 This form is to be used if a claimant or potential claimant is required to execute an unconditional waiver and release to prove the receipt of good and sufficient funds for a progress payment and the claimant or potential claimant asserts in the waiver and release that the claimant or potential claimant has been paid the progress payment. If the progress payment has not been made, use the statutory "conditional waiver and release on progress payment" form in Texas Property Code, Section 53.284(b)

2 This form is to be used if a claimant or potential claimant is required to execute an unconditional waiver and release to prove the receipt of good and sufficient funds for a final payment and the claimant or potential claimant asserts in the waiver and release that the claimant or potential claimant has been paid the final payment. If final payment has not been made, use the statutory "conditional waiver and release on final payment" form in Texas Property Code, Section 53.284(d).

Exhibit D-1, Texas Statutory Lien Waiver Forms – Page 1

CONDITIONAL LIEN WAIVER AND RELEASE ON PROGRESS PAYMENT

On receipt by the signer of this document of a check from (maker of check) in the sum of $ payable to (payee or payees of check) and when the check has been properly endorsed and has been paid by the bank on which it is drawn, this document becomes effective to release any mechanic's lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in the signer's position that the signer has on the property of (owner) located at (location) to the following extent: (job description).

This release covers a progress payment for all labor, services, equipment, or materials furnished to the property or to (person with whom signer contracted) as indicated in the attached statement(s) or progress payment request(s), except for unpaid retention, pending modifications and changes, or other items furnished.

Before any recipient of this document relies on this document, the recipient should verify evidence of payment to the signer.

The signer warrants that the signer has already paid or will use the funds received from this progress payment to promptly pay in full all of the signer's laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced project in regard to the attached statement(s) or progress payment request(s).

Date:
Company [insert legal name of entity above]

By:
Name:
Title:

STATE OF TEXAS	§
COUNTY OF	§

, 20 [Insert Date]

This instrument was acknowledged before me by [insert name of person signing this instrument], [insert title of person signing this instrument] of [insert legal name of original contractor or subcontractor], a [insert type of entity: corporation, partnership, limited partnership, limited liability company and state of formation or incorporation - example: "a Texas limited liability company"], on behalf of said [insert type of entity: corporation, partnership, limited partnership, limited liability company].

Printed Name:
Notary Public, State of Texas
My commission expires:

Exhibit D-1, Texas Statutory Lien Waiver Forms – Page 2

Notice: This document waives rights unconditionally and states that you have been paid for giving up those rights. It is prohibited for a person to require you to sign this document if you have not been paid the payment amount set forth below. If you have not been paid, use a conditional release form.

UNCONDITIONAL WAIVER AND RELEASE ON PROGRESS PAYMENT

Project
Job No.

The signer of this document has been paid and has received a progress payment in the sum of $ for all labor, services, equipment, or materials furnished to the property or to (person with whom signer contracted) on the real property of (owner) located at

(location) to the following extent:

(job description). The signer therefore waives and releases any mechanic's lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in the signer's position that the signer has on the above referenced project to the following extent:

This release covers a progress payment for all labor, services, equipment, or materials furnished to the property or to (person with whom signer contracted) as indicated in the attached statement(s) or progress payment request(s), except for unpaid retention, pending modifications and changes, or other items furnished.

The signer warrants that the signer has already paid or will use the funds received from this progress payment to promptly pay in full all of the signer's laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced project in regard to the attached statement(s) or progress payment request(s).

Date:
Company [insert legal name of entity above]

By:
Name:
Title:

STATE OF TEXAS	§
COUNTY OF	§

, 20 [Insert Date]

This instrument was acknowledged before me by [insert name of person signing this instrument], [insert title of person signing this instrument] of [insert legal name of original contractor or subcontractor], a

[insert type of entity: corporation, partnership, limited partnership, limited liability company and state of formation or incorporation - example: "a Texas limited liability company"], on behalf of said

[insert type of entity: corporation, partnership, limited partnership, limited liability company].

Printed Name:
Notary Public, State of Texas

Exhibit D-1, Texas Statutory Lien Waiver Forms – Page 3

My commission expires:

CONDITIONAL LIEN WAIVER AND RELEASE ON FINAL PAYMENT

On receipt by the signer of this document of a check from (maker of check) in the sum of $ payable to (payee or payees of check) and when the check has been properly endorsed and has been paid by the bank on which it is drawn, this document becomes effective to release any mechanic's lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in the signer's position that the signer has on the property of

(owner) located at (location) to the following extent:

(job description).

This release covers the final payment to the signer for all labor, services, equipment, or materials furnished to the property or to (person with whom signer contracted).

Before any recipient of this document relies on this document, the recipient should verify evidence of payment to the signer.

The signer warrants that the signer has already paid or will use the funds received from this final payment to promptly pay in full all of the signer's laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced project up to the date of this waiver and release.

Date:
Company [insert legal name of entity above]

By:
Name:
Title:

STATE OF TEXAS	§
COUNTY OF	§

, 20 [Insert Date]

This instrument was acknowledged before me by [insert name of person signing this instrument], [insert title of person signing this instrument] of [insert legal name of original contractor or subcontractor], a [insert type of entity: corporation, partnership, limited partnership, limited liability company and state of formation or incorporation - example: "a Texas limited liability company"], on behalf of said [insert type of entity: corporation, partnership, limited partnership, limited liability company].

Printed Name:
Notary Public, State of Texas
My commission expires:

Exhibit D-1, Texas Statutory Lien Waiver Forms – Page 4

Notice: This document waives rights unconditionally and states that you have been paid for giving up those rights. It is prohibited for a person to require you to sign this document if you have not been paid the payment amount set forth below. If you have not been paid, use a conditional release form.

Notice: This document waives rights unconditionally and states that you have been paid for giving up those rights. It is prohibited for a person to require you to sign this document if you have not been paid the payment amount set forth below. If you have not been paid, use a conditional release form.

UNCONDITIONAL LIEN WAIVER - FINAL PAYMENT

Project
Job No.

The signer of this document has been paid in full for all labor, services, equipment, or materials furnished to the property or to (person with whom signer contracted) on the property of (owner) located at

(location) to the following extent: (job description). The signer therefore waives and releases any mechanic's lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule or statute related to claim or payment rights for persons in the signer's position.

The signer warrants that the signer has already paid or will use the funds received from this final payment to promptly pay in full all of the signer's laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced project up to the date of this waiver and release.

Date:	, 20
Company [insert legal name of entity above]

By:
Name:
Title:

STATE OF TEXAS	§
COUNTY OF	§

, 20 [Insert Date]

This instrument was acknowledged before me by [insert name of person signing this instrument], [insert title of person signing this instrument] of [insert legal name of original contractor or subcontractor], a [insert type of entity: corporation, partnership, limited partnership, limited liability company and state of formation or incorporation - example: "a Texas limited liability company"], on behalf of said [insert type of entity: corporation, partnership, limited partnership, limited liability company].

Exhibit D-1, Texas Statutory Lien Waiver Forms – Page 5

Printed Name:
Notary Public, State of Texas
My commission expires:

Exhibit D-1, Texas Statutory Lien Waiver Forms – Page 6

EXHIBIT E

PARKING AGREEMENT

This Parking Agreement (herein so called) describes and specifies the rights and obligations of Landlord and Tenant under the Lease to which this Exhibit E is attached, with the respect to parking by Tenant in the Parking Garage.

1. Definitions. Any capitalized terms not defined in this Parking Agreement will have the meaning set forth in the Lease.

2. Grant and Rental Fee. Provided no Event of Default has occurred and is continuing under the Lease, Tenant will have (i) a nonexclusive right to use one hundred twenty-four (124) unreserved parking spaces located within the Office Portion of the Parking Garage, during the Lease Term, (ii) an exclusive right to convert up to twelve (12) of its one hundred twenty-four (124) allocated unreserved parking spaces into reserved parking spaces located within the Office Portion of the Garage during the Lease Term, and (iii) a non-exclusive right to use up to thirty-one (31) additional unreserved parking spaces located within the Office Portion of the Parking Garage on a month to month basis, subject to availability, as determined by Landlord in its sole discretion (such spaces, the "MTM Spaces") (all of such unreserved and reserved parking spaces being collectively referred to herein as the "Spaces") subject to such terms, conditions, and regulations as are, from time to time, promulgated by Landlord, including the rules and regulations set forth in this Parking Agreement (including, specifically, Sections 5 and 8 below). There will be no additional parking charge for the unreserved Spaces, excluding any MTM Spaces. Tenant will pay to Landlord an amount equal to $80.00 per month, plus applicable taxes, for the reserved Spaces, and an amount equal to the prevailing market rate for parking for each of the MTM Spaces, which amounts will be due and payable in advance on or before the first day of each calendar month, commencing on the Commencement Date.

3. Unavailability of Spaces. In the event that all or a portion of the Spaces become unavailable to Tenant due to casualty damage, flooding, condemnation or repairs, Landlord will use reasonable efforts to provide Tenant with reasonably satisfactory alternative parking arrangements until the use of such Spaces is restored. Notwithstanding anything contained herein to the contrary, Tenant will have no right to terminate this Lease by reason of such loss of available parking.

4. Limitations of Liability. All motor vehicles will be parked in the Spaces at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles (or the contents thereof). LANDLORD WILL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE AND/OR PERSONAL INJURY WHICH MIGHT OCCUR IN THE PARKING AREAS OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE SPACES. TENANT HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL COSTS, CLAIMS, EXPENSES, DAMAGES AND/OR CAUSES OF ACTION WHICH LANDLORD MAY INCUR IN CONNECTION WITH OR ARISING OUT OF THE USE OF THE SPACES BY TENANT OR ITS EMPLOYEES, AGENTS, SUBTENANTS, LICENSEES

Exhibit E, ParkingAgreement – Page 1

AND VISITORS, UNLESS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY.

5. Rules and Regulations. Tenant and its employees, agents, subtenants, licensees and visitors will follow the following rules and regulations for the Parking Areas, as the same may be amended or supplemented from time to time in accordance with the terms of Exhibit C:

(a) Cars must be parked entirely within the stall lines painted on the ground or on the floor;

(b) All directional signs and arrows must be observed;

(c) The speed limit will be five (5) miles per hour or as otherwise posted in the Parking Garage;

(d) Parking is prohibited in areas not striped for parking, aisles, areas where "no parking" signs are posted, in cross hatched areas and in such other areas as may be designated by Landlord or Landlord's agent(s), including, but not limited to, areas designated as "Visitor Parking" or reserved spaces not rented under this Parking Agreement;

(e) Every vehicle owner is required to park and lock his own car;

(f) Spaces which are designated for small, intermediate or full sized cars will be so used; no intermediate or full size cars shall be parked in parking spaces limited to compact cars;

(g) No vehicle may be stored in the Parking Areas (any vehicle remaining in the Parking Areas without interruption for five [5] business days is deemed to have been stored in the Parking Areas); and

(h) No parking by Tenant and its employees, agents, subtenants, licensees, and visitors shall be permitted in any portion of the Parking Garage which is not a part of the Office Portion of the Parking Garage.

6. Default. Upon the occurrence of an Event of Default by Tenant under the Lease, Landlord will be entitled to terminate Tenant's right to utilize the Spaces.

7. Limitation of Access. Landlord will be entitled to utilize whatever access device Landlord deems necessary (including, but not limited to, the issuance of parking stickers or access cards), to assure that only authorized persons will use the Parking Areas.

8. Parking. The Parking Areas are provided for the non-exclusive and common use of Landlord, all tenants of the Building, and their respective employees, agents, subtenants, licensees, visitors, guests and invitees. In addition, certain portions of the Parking Garage are dedicated to the use of the retail and residential portions of the Addison Circle development. Utilization of the unreserved portions of the Parking Areas is therefore subject to availability (and Landlord will have no obligation to provide a specific number of surface parking spaces to Tenant). Tenant and Tenant's employees, customers and invitees will have no right to park in those portions of the Parking Garage

Exhibit E, ParkingAgreement – Page 2

which are not a part of the Office Portion of the Parking Garage and reserved parking is not available after Normal Business Hours during periods the Town of Addison is holding events that require public parking. In the event any person will wrongfully park in any of the Parking Areas or any portion of the Parking Garage which is not a part of the Office Portion of the Parking Garage, or in the event any personnel will violate the rules and regulations set forth in Section 5 of this Parking Agreement, Landlord will be entitled and is hereby authorized to place a warning sticker on the windshield, wheel lock or other device restricting mobility upon such vehicle, or have any such vehicle towed away, at the sole risk and expense of the vehicle owner.

Exhibit E, ParkingAgreement – Page 3

EXHIBIT F

FORM OF CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT (this "Agreement"), dated as of , is entered into by , a ("Tenant"), and ("Auditor"), for the benefit of FSP Addison Circle Limited Partnership, a Texas limited partnership ("Landlord").

W I T N E S S E T H T H A T:

WHEREAS, in connection with that certain Lease (the "Lease") dated , between Landlord and Tenant, Tenant has the right to hire an independent accounting firm to audit Landlord's books and records pertaining to Basic Operating Costs (as defined in the Lease); and

WHEREAS, it is expected that in connection with such audit, Tenant and Auditor will receive or have access to Confidential Information (defined below); and

WHEREAS, as a condition of Tenant's audit right, Landlord requires that Tenant and Auditor keep confidential the Confidential Information.

NOW, THEREFORE, in consideration of and as a condition of Tenant's audit right and in consideration of payment by Tenant for Auditor's services for performing the audit, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Auditor and Tenant agree as follows, for the benefit of Landlord:

1. Auditor and Tenant acknowledge that the information which Auditor and Tenant may receive in connection with such audit is nonpublic, confidential and/or proprietary information relating to Landlord, its business operations and the Complex, and that Landlord would be irreparably damaged if such information were disclosed to or utilized on behalf of any other person (including Auditor and Tenant), firm, corporation or any other tenant of the Complex for any reason other than Tenant's audit of Landlord. Auditor and Tenant agree that any information given to Auditor or Tenant by Landlord during the course of such audit is, and shall remain, property owned by Landlord, and neither Auditor nor Tenant shall have any right in or to such information, other than to use the information for the purposes set forth in the Lease.

2. Auditor and Tenant agree to keep confidential, and agree to cause their employees, associates, agents and advisors to keep confidential, any information belonging to Landlord and any information not generally known to the public about the business and affairs of Landlord, including, without limitation, (a) all books, manuals, records, memoranda, projections, business plans, tenant lists, cost information, contractual relationships, and (b) other information, whether computerized, written or oral, relating specifically or generally to Basic Operating Costs, the Complex and the business operations of Landlord (the "Confidential Information").

3. Auditor and Tenant each hereby represent and warrant that its internal policies, procedures and practices are adequate to safeguard against any breach of this Agreement by it or its employees, associates, agents and advisors, and Auditor and Tenant each agree to maintain such internal policies, procedures and practices as are necessary to adequately safeguard against a breach of this Agreement.

Exhibit F, Form of Confidentiality Agreement – Page 1

4. The phrase "to keep confidential," as used herein, means that the information or document, including the content, substance or effect of such information or document, (a) shall not be disclosed or distributed by Auditor or Tenant to any other person, firm, organization or entity, including to any associate, agent, advisor or affiliate of Auditor or Tenant not directly involved in the audit, or to any other tenant of the Complex, (b) shall not be utilized by either Auditor or Tenant for any purpose other than as described in the Lease.

5. Notwithstanding anything to the contrary set forth herein, in the event that Auditor or Tenant is required to do so in legal, arbitration, governmental or regulatory proceedings, Auditor or Tenant may disclose only that portion of the Confidential Information which its counsel advises in writing that it is legally compelled to disclose and will exercise its best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information even after such disclosure.

6. Auditor and Tenant acknowledge that the subject matter of this Agreement is unique and that no adequate remedy at law would be available for breach of the obligations specified herein. Accordingly, in the event of a breach or threatened breach by Auditor or Tenant of the provisions of this Agreement, Landlord shall, in addition to any other rights and remedies available to it, at law or in equity, be entitled to injunctive relief by a court or agency of competent jurisdiction enjoining and restraining the violating party from committing or continuing any violation of this Agreement.

7. Any waiver by Landlord of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or of any other provision hereof.

8. In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; and this Agreement shall, to the fullest extent possible, be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

9. This Agreement shall be binding upon Tenant, Auditor and their successors and assigns for the benefit of Landlord, and shall be fully enforceable by Landlord against Tenant, Auditor and their successors and assigns.

10. This Agreement may be amended or modified in whole or in part, only by an instrument in writing signed by Landlord, Tenant and Auditor.

11. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Texas, without regard to conflicts of law principles. Venue for any action arising herefrom shall be in Dallas County, Texas, and the parties hereto submit themselves to the jurisdiction of the state and federal courts of Dallas County, Texas.

IN WITNESS WHEREOF, Tenant and Auditor have duly executed this Agreement as of the date first above written.

TENANT:

Exhibit F, Form of Confidentiality Agreement – Page 2

AUDITOR:

Exhibit F, Form of Confidentiality Agreement – Page 3

EXHIBIT G

FORM OF GUARANTY

GUARANTY OF LEASE

THIS GUARANTY OF LEASE ("Guaranty") is dated as of the same date as the Lease, and is made and entered into by CARGURUS, INC., a Delaware corporation ("Guarantor"), to be effective as of the Effective Date set forth in the Lease.

RECITALS

A. This Guaranty is being executed and delivered by Guarantor as an essential inducement to Landlord to execute that certain Office Lease Agreement dated as of April 28, 2022 (the "Lease"), between FSP Addison Circle Limited Partnership, a Texas limited partnership ("Landlord"), and CarOffer, LLC, a Delaware limited liability company ("Tenant"), covering the Premises as described in the Lease.

B. Unless otherwise defined in this Guaranty, all capitalized terms used in this Guaranty have the same definitions as are set forth in the Lease.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees, covenants, represents and warrants as set forth below.

1. Guaranty. Guarantor hereby unconditionally guarantees to Landlord and its successors and assigns, the timely payment (after taking into consideration applicable notice and grace periods expressly provided for in the Lease and subject to any rights or defenses applicable to the obligations of Tenant under the Lease but only to the extent such rights or defenses are not waived in this Guaranty) of all Rent and obligations of Tenant under the Lease and all other documents evidencing or securing the obligations under the Lease, including, without limitation, Tenant's obligations to pay all Base Rental and other Rent and to perform all indemnity obligations under the Lease (collectively, the "Guarantied Obligations"). This Guaranty is an absolute guaranty of payment and not of collection. This Guaranty will survive the termination of the Lease and will continue in full force and effect with respect to the Guarantied Obligations which are not fully paid upon the termination of the Lease and which survive the termination of the Lease.

2. Rights of Landlord. Guarantor authorizes Landlord to, subject to the terms of the Lease and applicable law then in effect and at any time and from time to time, in Landlord's discretion, (a) take and hold, and apply, any security for the Guarantied Obligations; (b) accept additional or substituted security; (c) subordinate, compromise or release any security; (d) release Tenant or any other person from its liability for all or any part of the Guarantied Obligations; (e) participate in any settlement offered by Tenant or any guarantor, whether in liquidation, reorganization, receivership, bankruptcy or otherwise; (f) release, substitute or add any one or more guarantors or endorsers; (g) assign this Guaranty and/or the Guarantied Obligations in whole or in part; or (h) modify, extend and/or amend the Guarantied Obligations. Landlord may take any, of the foregoing actions upon any

Exhibit G, Form of Guaranty – Page 1

terms and conditions as Landlord may elect, without giving notice to Guarantor or obtaining the consent of Guarantor and without affecting the liability of Guarantor to Landlord.

3. Independent Obligations. Guarantor's obligations under this Guaranty are independent of those of Tenant or of any other guarantor. Landlord may bring a separate action against Guarantor without proceeding (either before, after or concurrently) against Tenant or any other guarantor or person or any security held by Landlord and without pursuing any other remedy. Landlord's rights under this Guaranty shall not be exhausted by any action of Landlord until all of the Guarantied Obligations have been fully paid.

4. Waiver of Defenses. Guarantor waives, as between Guarantor and Landlord, all of the following, whether created or imposed by or under statute, common law, or otherwise:

4.1. Any right to require Landlord to proceed against Tenant or any other person or any security now or hereafter held by Landlord or to pursue any other remedy whatsoever.

4.2. Any defense based upon any legal disability of Tenant or any guarantor, or any discharge or limitation of the liability of Tenant or any guarantor to Landlord, or any restraint or stay applicable to actions against Tenant or any guarantor, whether such disability, discharge, limitation, restraint or stay is consensual, or by order of a court or other governmental authority, or arising by operation of law or any liquidation, reorganization, receivership, bankruptcy, insolvency or debtor relief proceeding, or from any other cause.

4.3. All setoffs, counterclaims, presentment, demand, protest or notice of any kind, except for any notice which may be expressly required by the provisions of this Guaranty.

4.4. Any defense based upon the modification, renewal, extension or other alteration of the Guarantied Obligations, or of the documents executed in connection therewith.

4.5. Any defense based upon the negligence of Landlord, including, without limitation, the failure to file a claim in any bankruptcy of the Tenant or any guarantor.

4.6. Any defense based upon Landlord's delay in enforcing this Guaranty.

4.7. All rights of subrogation, reimbursement, indemnity, all rights to enforce any remedy that Landlord may have against Tenant, and all rights to participate in any security held by Landlord for the Guarantied Obligations until the Guarantied Obligations have been paid in full.

4.8. Any defense based upon or arising out of any defense that the Tenant or any other person may have to the performance of any part of the Guarantied Obligations (other than Landlord's prior material breach).

4.9. Any defense based upon the death, incapacity, lack of authority or termination of existence or revocation hereof by any person or entity or persons or entities, or the substitution of any party hereto.

Exhibit G, Form of Guaranty – Page 2

4.10. Any defense based upon or related to Guarantor's lack of knowledge as to Tenant's financial condition.

4.11. Any and all rights to revoke this Guaranty in whole or in part.

4.12. Any defense based upon any action taken or omitted by Landlord in any bankruptcy or other insolvency proceeding involving Tenant, including any election to have Landlord's claim allowed as secured, partially secured or unsecured, any action taken by the Landlord in connection with a motion to assume, assign or reject the Lease, any extension of credit by the Landlord to the Tenant in any such proceeding, and the taking and holding by the Landlord of any security for any such extension of credit.

4.13. All rights and defenses arising out of an election of remedies by Landlord, even though that election of remedies impairs or destroys Guarantor's right of subrogation and/or reimbursement against Tenant.

5. Bankruptcy.

5.1. Until all of the Guarantied Obligations have been paid in full, Guarantor shall not, without the prior written consent of Landlord, commence, or join with any other person in commencing, any bankruptcy, reorganization, or insolvency proceeding against Tenant. The obligations of Guarantor under this Guaranty shall not be altered, limited, or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of Tenant, or by any defense Tenant may have by reason of any order, decree, or decision of any court or administrative body resulting from any such proceeding. No limitation upon or stay of the enforcement of any obligation of Tenant by virtue of any such proceeding shall limit or stay Landlord's enforcement of Guarantor's payment of such obligation under this Guaranty. In furtherance of the foregoing, Guarantor agrees that if acceleration of the time for payment of any amount payable by Tenant under the Lease or in respect of the other Guarantied Obligations is stayed for any reason, all such amounts which would be subject to acceleration shall nonetheless be deemed to be accelerated for purposes of this Guaranty and the full amount thereof shall be payable by Guarantor hereunder forthwith upon demand.

5.2. Unless Guarantor shall have paid all of the Guarantied Obligations prior to the deadline for filing claims for amounts owed by Tenant to Guarantor required or permitted by law in connection with a bankruptcy or other proceeding brought by or against Tenant, all claims filed in any such bankruptcy or other proceeding by Guarantor against Tenant relating to any indebtedness of Tenant to Guarantor, will be subject to the following. Guarantor hereby assigns to Landlord all of the Guarantor's rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that (i) Guarantor's obligations hereunder shall not be satisfied except to the extent that Landlord receives cash by reason of any such payment or distribution, and (ii) such assignment shall be null and void upon payment in full of all of the Guarantied Obligations. If Landlord receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

6. Costs and Expenses. Guarantor agrees to pay, upon Landlord's demand, Landlord's reasonable out-of-pocket costs and expenses, including but not limited to attorneys' fees, costs and

Exhibit G, Form of Guaranty – Page 3

disbursements, incurred in any effort to collect or enforce any of the Guarantied Obligations or this Guaranty, regardless whether any lawsuit is filed, and in the representation of Landlord in any insolvency, bankruptcy, reorganization or similar proceeding relating to Tenant or Guarantor. Until paid to Landlord, all such sums will bear interest from the date such costs and expenses are incurred at the Default Rate set forth in the Lease. The obligations of the Guarantor under this Section shall include payment of all such costs and expenses incurred by Landlord in enforcing any judgments.

7. Reinstatement. The liability of Guarantor hereunder shall be reinstated and revived, and the rights of Landlord will continue, with respect to any amount at any time paid on account of the Guarantied Obligations which Landlord is thereafter required to restore or return or which is avoided in connection with the bankruptcy, insolvency or reorganization of Tenant or otherwise, all as though such amount had not been paid. The determination as to whether any such payment must be restored or returned will be made by Landlord in its sole discretion; provided, however, that if Landlord chooses to contest any such matter, Guarantor agrees to indemnify, defend and hold harmless Landlord from all costs and expenses (including, without limitation, reasonable legal fees and disbursements) of such contest. Further, upon demand from Landlord, Guarantor will restore or return such payment directly on Landlord's behalf in furtherance of Guarantor's obligations hereunder. Landlord will be under no obligation to return or deliver this Guaranty to Guarantor, notwithstanding the payment of the Guarantied Obligations. If this Guaranty is nevertheless returned to Guarantor or is otherwise released, then the provisions of this Guaranty shall survive such return or release, and the liability of Guarantor under this Guaranty shall be reinstated and continued under the circumstances provided herein notwithstanding such return or release.

8. Subordination. Any indebtedness of Tenant to Guarantor now or hereafter existing shall be, and such indebtedness hereby is, deferred, postponed and subordinated to payment of the Guarantied Obligations. Any payment made to Guarantor by Tenant or any third party with respect to the indebtedness subordinated hereunder at any time when an Event of Default exists under the Lease or while any Guarantied Obligations are otherwise then payable shall be held in trust by Guarantor for the benefit of Landlord and shall be turned over to Landlord immediately upon receipt thereof for application by Landlord against the Guarantied Obligations. Any lien, charge or claim which Guarantor now has or hereafter may have on or to any real or personal property of Tenant (including without limitation any real property subject of the Lease, the personal property located thereon, any rights therein and related thereto, and the revenue and/or income realized therefrom) and any security for any loans, advances or other indebtedness of Tenant to Guarantor, shall be, and hereby is, subordinated to the payment of the Guarantied Obligations.

9. Representations and Warranties. Guarantor, makes the following representations and warranties:

9.1. Guarantor has all the requisite power and authority to execute, deliver and be legally bound by this Guaranty on the terms and conditions herein stated.

9.2. This Guaranty constitutes the legal, valid and binding obligations of Guarantor.

9.3. Neither the execution and delivery of this Guaranty nor the consummation of the transaction contemplated hereby will, with or without notice and/or lapse of time, (a) constitute a breach of any of the terms and provisions of any note, contract, document, agreement or undertaking,

Exhibit G, Form of Guaranty – Page 4

whether written or oral, to which Guarantor is a party or to which Guarantor's property is subject; (b) accelerate or constitute any event entitling the holder of any indebtedness of Guarantor to accelerate the maturity of any such indebtedness; (c) conflict with or result in a breach of any writ, order, injunction or decree against Guarantor of any court or governmental agency or instrumentality; or (d) conflict with or be prohibited by any federal, state, local or other governmental law, statute, rule or regulation.

9.4. No consent of any other person not heretofore obtained and no consent, approval or authorization of any person or entity is required in connection with the valid execution, delivery or performance by Guarantor of this Guaranty.

9.5. Guarantor will materially benefit from the leasing of the Premises to Tenant and the consideration received by Guarantor for this Guaranty is sufficient in all respects.

10. Conditional Release of Guaranty. Notwithstanding anything to the contrary contained in this Guaranty, if Landlord consents, in writing, to an assignment of the Lease in accordance with Section 18 of the Lease to any party other than a Permitted Transferee, then Guarantor's liability under this Guaranty from and after the date of any such assignment shall be limited to the liabilities of the Tenant arising out of or occurring from such assignment during the then-current term of the Lease only, for the Premises as then currently constituted, and under the terms and conditions of the Lease existing as of the date of such assignment; provided, however, that the foregoing will not apply to, and Guarantor's obligations under this Guaranty will continue as to, any assignment of the Lease or sublease as to any of the Premises to any Permitted Transferee, any sublease to any person, and/or any Transfer made in violation of Section 18 of the Lease.

11. Inducement; No Assignment. Guarantor acknowledges that the undertakings given in this Guaranty are given in consideration of Landlord's entering into the Lease and that Landlord would not enter into the Lease but for the execution and delivery of this Guaranty. Guarantor's obligations hereunder are personal to Guarantor and Guarantor may not assign or delegate any of its obligations under this Guaranty without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion.

12. Guarantor Information. If Guarantor ever ceases to be a publicly traded entity for whom financial statements are publicly available, then, upon Landlord's written request and execution by Landlord and any other recipient of a commercially reasonable confidentiality agreement, which request by Landlord shall not be provided except in connection with the proposed sale, financing or re-financing of the Building and/or Complex or an Event of Default under the Lease, Guarantor shall promptly furnish Landlord, from time to time, with Guarantor's most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Guarantor to be true and correct, reflecting Guarantor's then- current financial condition.

13. Tenant's Financial Condition. Guarantor is relying upon its own knowledge and has made such investigation as Guarantor has deemed necessary with respect to Tenant's financial condition. Guarantor assumes full responsibility for keeping fully informed of the financial condition of Tenant and all other circumstances affecting Tenant's ability to pay and perform its obligations under the Lease, and agrees that Landlord will have no duty to report to Guarantor any information which Landlord receives about Tenant's financial condition or any circumstances bearing on Tenant's ability

Exhibit G, Form of Guaranty – Page 5

to perform. Guarantor agrees that Landlord has made no representations or assurances regarding Tenant's financial condition or Tenant's ability to pay and perform Tenant's obligations under the Lease.

14. Default. The occurrence of any one or more of the following events shall, at the election of Landlord, be deemed an event of default under this Guaranty: (a) Guarantor fails to pay any monetary Guarantied Obligation then due and payable under the Lease within ten (10) Business Days after written demand from Landlord; (b) Guarantor fails or neglects to perform, keep or observe any other term, provision, agreement or covenant contained in this Guaranty and such failure continues for a period of thirty (30) days after written notice of such failure is delivered to Guarantor or, if such failure cannot reasonably be cured within such thirty (30) day period, Guarantor fails to commence to cure such failure within such thirty (30) day period and/or thereafter fails to prosecute such cure diligently and continuously to completion within sixty (60) days of the date of Landlord's notice of default; (c) the commencement of any liquidation, reorganization, receivership, bankruptcy, assignment for the benefit of creditors or other similar proceeding by or against Guarantor which is not dismissed within sixty (60) days thereafter; (d) if any representation or warranty made in this Guaranty shall be or become false in any material respect; or (e) the dissolution or termination of the Guarantor. Upon the occurrence of an event of default under this Guaranty, Landlord may, in its sole discretion, exercise all rights and remedies provided by law or at equity, all of which are cumulative and non-exclusive.

15. Transfer by Landlord. Landlord may sell, assign, or otherwise transfer its interest in the Premises, the Lease or this Guaranty at any time. If Landlord transfers (other than for collateral security purposes) the ownership of Landlord's interest in the Lease, this Guaranty shall, unless Landlord elects otherwise in writing, automatically apply in favor of the transferee with respect to all Guarantied Obligations arising or accruing from and after the date of the transfer. In addition, this Guaranty shall remain in full force and effect in favor of the transferor with respect to all Guarantied Obligations arising or accruing under the Lease prior to the date of the transfer including, without limitation, all Guarantied Obligations relating to Tenant's indemnity and insurance obligations (and similar obligations) under the Lease with respect to matters arising or accruing during the transferor's period of ownership.

16. Severability. If any one or more of the covenants, provisions or terms of this Guaranty is, in any respect, held to be invalid, illegal or unenforceable for any reason, the remaining portion thereof and all other covenants, conditions, provisions, and terms of this Guaranty will not be affected by such holding, but will remain valid and in force to the fullest extent permitted by law.

17. Notices. All notices, demands and other communications with, to, from or upon the Guarantor and the Landlord required or permitted hereunder shall be in writing, addressed to the parties at their respective addresses as follows: (a) with respect to Landlord, to the notice address(es) for Landlord under the Lease; and (b) with respect to Guarantor, unless a separate notice address is specified on the signature page of this Guaranty, to Guarantor in care of Tenant at the notice address(es) for Tenant under the Lease; or (c) as to either, at such other address as shall be designated in a written notice to the other complying with the terms of this Section. All such communications shall be deemed effective upon the earliest of (i) actual delivery if delivered by personal delivery; (ii) four Business Days following deposit, first class postage prepaid, with the United States mail; (iii) if

Exhibit G, Form of Guaranty – Page 6

sent by certified postage prepaid mail, upon the earliest to occur of (A) four Business Days following deposit thereof in the United States mail, or (B) receipt (or refusal to accept delivery); or (iv) on the next Business Day after deposit with an overnight air courier with request for next Business Day delivery.

18. Miscellaneous. No provision of this Guaranty or Landlord's rights hereunder may be waived or modified nor can Guarantor be released from its obligations hereunder except by a writing executed by Landlord. No such waiver shall be applicable except in the specific instance for which given. No delay or failure by Landlord to exercise any right or remedy against Tenant or Guarantor will be construed as a waiver of that right or remedy. All remedies of Landlord against Tenant and Guarantor are cumulative. The provisions of this Guaranty will bind and benefit the successors and assigns of Guarantor and Landlord. The term "Tenant" will mean not only the Tenant named herein but also any other person or entity at any time occupying all or any portion of the Premises or assuming or otherwise becoming liable (other than as a guarantor) for all or any part of the Guarantied Obligations. This Guaranty constitutes the entire agreement between Guarantor and Landlord with respect to its subject matter, and supersedes all prior or contemporaneous agreements, representations and understandings. All headings in this Guaranty are for convenience only and shall be disregarded in construing the substantive provisions of this Guaranty.

19. Governing Law; Venue; Service of Process. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE LEASE AND THIS GUARANTY HAVE BEEN ENTERED INTO IN RESPECT OF REAL PROPERTY LOCATED IN DALLAS COUNTY, TEXAS. GUARANTOR HEREBY AGREES THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THE LEASE, THIS GUARANTY, THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE NEGOTIATION, PERFORMANCE, OR ENFORCEMENT OF THE LEASE OR THIS GUARANTY SHALL BE BROUGHT IN A FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN DALLAS COUNTY, TEXAS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN DALLAS COUNTY, TEXAS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN DALLAS COUNTY, TEXAS, AND (C) FURTHER WAIVES ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN DALLAS COUNTY, TEXAS IS AN INCONVENIENT FORUM.

IN WITNESS WHEREOF, this Guaranty has been duly executed on behalf of Guarantor and delivered to Landlord as of the date set forth above, to be effective as of the Effective Date set forth in the Lease.

[SIGNATURE PAGE TO FOLLOW]

Exhibit G, Form of Guaranty – Page 7

GUARANTOR:

CARGURUS, INC., a Delaware corporation

By:	/s/ Jason Trevisan
Name: Jason Trevisan Title: CEO

Notice Address for Guarantor:

CarGurus, Inc.
2 Canal Park, Fourth Floor
Cambridge, MA 02141
Attention: Robert Mirabello

With a copy to:

CarGurus, Inc.
2 Canal Park, Fourth Floor
Cambridge, MA 02141
Attention: General Counsel

and

Dain, Torpy, Le Ray, Wiest & Garner, P.C.
175 Federal Street, Suite 1500
Boston, MA 02110
Attention: CarGurus/Addison Circle

Exhibit G, Form of Guaranty – Page 8

EXHIBIT H

RENEWAL OPTIONS

So long as no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for two (2) additional periods of five (5) years each (each such five-year period, is referred to herein as an "Extended Term") on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not earlier than eighteen (18) months and not later than twelve (12) months before the expiration of the Lease Term or first Extended Term, as applicable. On or before the commencement date of the Extended Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Lease Term on the same terms provided in this Lease, except as follows:

(1). The Base Rental payable for each month during each such Extended Term shall be the prevailing rental rate (the "Market Rate"), at the commencement of such Extended Term, for space of equivalent quality, size, utility and location, with the length of the Extended Term and the credit standing of Tenant to be taken into account. Tenant shall have fifteen (15) days in which to give written notice to Landlord that Tenant (a) disagrees with Landlord's proposed Market Rate, or (b) accepts Landlord's proposed Market Rate. If Tenant disagrees with Landlord's proposed Market Rate then Landlord and Tenant shall endeavor in good faith to agree upon the Market Rate within the next fifteen (15) days. If Landlord and Tenant are unable to agree upon the Market Rate within such 15-day period, then Tenant, by written notice to Landlord prior to the expiration of such 15-day period, may, as its sole and exclusive remedy, terminate this Lease as of end of the initial Lease Term or first Extended Term, as applicable. If Tenant fails to terminate this Lease prior to the expiration of such 15-day period, Tenant shall be deemed to have accepted Landlord's proposed Market Rate.

(2). Each renewal option is exercisable separately only and not together and the second renewal option shall be void and not exercisable unless the first renewal option was properly exercised.

(3). Tenant shall have no further renewal options unless expressly granted by Landlord in writing.

(4). Unless the Sublease is terminated for any reason, each renewal option shall apply to and include the Premises (as the same may be expanded, if at all, in accordance with the provisions of Exhibit I and/or Exhibit J of this Lease) and the Subleased Space and Tenant may only exercise the renewal right hereunder with respect to the entirety of the Premises (as the same may be expanded, if at all, in accordance with the provisions of Exhibit I and/or Exhibit J of this Lease) and Subleased Space.

Tenant's rights under this Exhibit H shall terminate if (i) the Lease or Tenant's right to possession of the Premises is terminated, (ii) Tenant assigns any of its interest in the Lease or sublets any portion of the Premises, except to a Permitted Transferee (it being expressly understood that this option may be exercised by a Permitted Transferee), or (iii) Tenant fails to timely exercise its option under this Exhibit H, time being of the essence with respect to Tenant's exercise thereof.

Exhibit H, Renewal Options – Page 1

EXHIBIT I

RIGHT OF FIRST REFUSAL (AFFECTING 9TH AND 5TH FLOORS)

(a) 9th Floor. So long as no Event of Default exists under this Lease and Tenant is occupying the entire Premises at the time of such offer, Tenant, or if applicable, the Permitted Transferee, will have an ongoing first right ("First Right") to be offered by Landlord the opportunity to lease any then-vacant portion of the ninth (9th) floor of the Building (the "First Right Space"). The First Right is subject to (i) prior rights of offer previously granted to any other tenant in the Building as of the date of this Lease, and (ii) the terms and conditions set forth in this Exhibit I. If at any time after the Effective Date while this First Right is in effect Landlord receives a bona fide third party offer from a prospective tenant for the lease all or any part of the then available space in the Building which includes all or any part of the First Right Space (such space identified in the offer, even if the square footage of such space exceeds the total square footage of the First Right Space, is referred to herein as the "Option Space"), then Landlord will first notify Tenant, in writing (herein, the "Offer Notice"), of the terms on which Landlord intends to lease the Option Space to such prospective tenant. Tenant must notify Landlord in writing within seven (7) Business Days of receiving Landlord's Offer Notice whether Tenant desires to lease all, but not less than all, of the Option Space from Landlord on the terms set forth in Landlord's Offer Notice. If Tenant notifies Landlord that Tenant does not desire to lease all of the Option Space, or if Tenant does not respond in writing to Landlord's Offer Notice within such seven (7) Business Day period, then Landlord may freely lease the Option Space on the terms set forth in Landlord's Offer Notice. If Tenant notifies Landlord in writing within such seven (7) Business Day period that Tenant desires to lease all, but not less than all, of the Option Space, the parties will thereafter execute a written amendment to the Lease to include the Option Space on the terms set forth in the Offer Notice promptly after Tenant delivers Tenant's acceptance notice to Landlord. If Tenant's First Right is still in effect at the end of the initial Lease Term, the First Right shall automatically terminate on the last day of the initial Lease Term and will not apply during any Extended Term.

(b) 5th Floor. If Tenant leases the entire ninth (9th) floor of the Building during the Lease Term, then the First Right as set forth in this Exhibit I shall also apply to any then-vacant portion of the fifth floor of the Building, provided that (i) the First Right as to the fifth (5th) floor space will be subject to prior rights of offer previously granted to any other tenant in the Building as of the date of this Lease, and (ii) such First Right for the fifth (5th) floor space will be subject to the same terms and conditions as set forth in this Exhibit I for the First Right Space.

Exhibit I, Rightof First Refusal – Page 1

EXHIBIT J

EXPANSION OPTION (AS TO 9TH FLOOR)

So long as no Event of Default exists under this Lease and Tenant is occupying the entire Premises at the time of such election, commencing on the Effective Date until December 31, 2022 (the "Option Period"), Tenant, or if applicable, the Permitted Transferee, shall have the option (the "Expansion Option") to elect to expand the Premises to include the entire ninth (9th) floor of the Building (the "Expansion Space"), subject to the following:

(a) Tenant must exercise the Expansion Option by giving Landlord written notice thereof on or before the expiration of the Option Period ("Tenant's Expansion Notice").

(b) The provisions of this Exhibit J shall at all times be subject and subordinate to the provisions of Exhibit I and if Landlord delivers an Offer Notice to Tenant in accordance with the provisions of Exhibit I, the provisions of Exhibit I shall govern and control over the provisions of this Exhibit J with respect to the Option Space identified in the Offer Notice.

(c) The Lease shall be amended to include the Expansion Space in the Premises upon the same terms and conditions as the Lease, except as set forth otherwise in this Exhibit J.

(d) Landlord shall tender possession of the Expansion Space to Tenant in its "as-is" condition promptly after Tenant's delivery of Tenant's Expansion Notice. Landlord shall not be liable for the failure to give possession of the Expansion Space by reason of the holding over or retention of possession thereof by any existing tenant, tenants, or occupants.

(e) The commencement date for the Expansion Space will be the earlier to occur of (i) occupancy of the Premises by Tenant and its employees for the operation of its business therein, or (ii) one hundred eighty (180) days after Landlord turns over possession and control of the Expansion Space to Tenant (the "Expansion Commencement Date").

(f) Notwithstanding anything herein to the contrary, the Expansion Option shall be subordinate to any and all rights, including, without limitation, renewal rights, expansion rights, rights of first refusal and rights of first offer, under any lease demising premises in the Building which exist on the Effective Date.

(g) Tenant's rights under this Exhibit J shall terminate if (i) the Lease or Tenant's right to possession of the Premises is terminated, (ii) Tenant assigns any of its interest in the Lease or sublets any portion of the Premises except to a Permitted Transferee, or (iii) Tenant fails to timely exercise its option under this Exhibit J, time being of the essence with respect to Tenant's exercise thereof.

(h) If Tenant exercises the Expansion Option within the Option Period, the terms and conditions of the Lease, including, but not limited to, Base Rental and Lease Term, will be applied to the Expansion Space, prorated as of the Expansion Commencement Date, and Tenant and Landlord shall execute an amendment to this Lease incorporating the Expansion Space as part of the Premises.

Exhibit J, Expansion Option – Page 1

If Tenant does not timely exercise the Expansion Option, Tenant shall have the right to expand the Premises into the Expansion Space for a base rental equal to the greater of the then in place Base Rental for the Premises, or the prevailing fair market rental rate for space in buildings of equivalent quality, size, utility and location, for the same lease term, taking into account the credit standing of Tenant.

Exhibit J, Expansion Option – Page 2